UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

AMENDMENT 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Fraud Protection Network, Inc.

(Exact name of registrant as specified in its charter)

Florida	7320	46-0730562
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Fraud Protection Network, Inc.
2500 E. Hallandale Beach Blvd, Ste 404
Hallandale Beach, Florida 33009
855-203-0683
(Address and telephone number of registrant’s principal executive offices)

 Edward Margolin

2500 E. Hallandale Beach Blvd, Ste 404
Hallandale Beach, Florida 33009

Tel: 855-203-0683

Fax: 855-280-0672

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
		Emerging Growth Company	[X]
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, $.001 par value	1,846,419	$1.50	$2,769,629	$344.82

(1)   Represents 1,846,419 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.

(2)   Until such time as our common shares are quoted on the OTC Markets OTCQB, our shareholders will sell their shares at the price of $1.50 per share.

(3)   Calculated under Rule 457 of the Securities Act of 1933 as $0.0001245 of the aggregate offering price.

(4)   In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 Fraud Protection Network, Inc.

 1,846,419 shares of common stock

Selling shareholders are offering up to 1,846,419 shares of common stock.  The selling shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Markets and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares by the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering.  Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities.  Our common stock is not now listed on any national securities exchange or the NASDAQ stock market and is not eligible to trade on the OTC Markets OTCQB.  There is no guarantee that our securities will ever trade on the OTC Markets OTCQB or on any listed exchange.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page ___.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2018

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Fraud Protection Networks, Inc.” the “Company,” “we,” “us,” and “our” refer to Fraud Protection Network, Inc., a Florida corporation.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the financial statements and the related notes before making an investment decision.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section of this prospectus prior to making an investment decision.

The Company

The “Company”, “us”, “we” and “our” refer to Fraud Protection Network, Inc., a Florida corporation. We were incorporated in the state of Florida on August 4, 2012 to commercialize subscription-based identity theft protection services and authentication and risk mitigation services.

Our principal executive office is located at 2500 E. Hallandale Beach Blvd, Suite 404, Hallandale Beach, Florida 33009. Our telephone number is 855-203-0683. Our website is www.fraudprotectionnetwork.com and is not part of this prospectus.

We provide consumer credit and identity solutions, both direct-to-consumers as well as to enterprise customers. A commitment to technology enables the Company to deliver innovative, customized solutions designed to meet our customer’s specific needs. The Company’s consumer services include subscription-based identity theft protection services as well as peer to peer tenant screening. The Company’s enterprise solutions include Credit PreScreening, Loan PreQualification, software development, and EI3PA hosting services. The Company’s customers are located in the United States.

Our auditors have included a “going concern” explanatory paragraph in their audit opinion meaning that we face uncertainties that our business will not succeed or be viable. Additionally, it is likely that we will need additional capital or additional financing in the future, and if such financing is not available to us on acceptable terms, our business may suffer or fail as a result.

We incurred net losses of $1,312,220 and 1,513,150 for the years ended December 31, 2017 and 2016, respectively. We had revenues of $680,720 and $60,138 for the years ended December 31, 2017 and 2016, respectively.

From our inception through the date of this prospectus, we received aggregate proceeds of $6,898,180 from the sale of our securities, of which $2,482,500 was from the sale of convertible promissory notes bearing interest at rates from 10.0% to 13.33% and $4,415,680 was from the sale of 3,942,875 shares of our common stock at prices ranging from $0.50 to $1.25 per share.

As of the date of this Prospectus, we had cash on hand of approximately $510,000 for our operational needs. Currently, our operating expenses are approximately $240,000 per month. After this registration statement is declared effective, our operating expenses will be approximately $250,000 per month. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, we would have available cash for our operating needs for approximately two (2) months.

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Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks including:

·	There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources.
·	If we are unable to generate significant revenue or secure future financing, we may be required to cease or curtail our operations.
·	We are an early stage company with limited historical performance for you to base an investment decision upon and we may never become profitable.
·	We are dependent on sales of our securities to fund our operations.
·	We may be subject to significant regulations in the future and may not be able to obtain necessary regulatory clearances to sell our products.
·	Expenses required to operate as a public company will reduce funds available to develop our business.
·	We may be subject to product liability claims and we do not have insurance coverage for such claims.
·	Our officers and directors have other business interests and we may compete with these interests for management time.
·	The offering price of the common shares being registered on behalf of the Selling Shareholders has been arbitrarily determined by us and bears no relationship to any criteria of value.
·	Our common stock is not currently quoted or listed and may never be quoted or listed by the OTC Markets OTCQB or any other listing or quotation service and if listed, no market may ever develop for our common stock, or if developed, may not be sustained in the future.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

·	The last day of our fiscal year during which we have had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest $1,000,000) or more;
·	The last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;
·	The date on which we have, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or
·	The date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley Act. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which requires the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Financial Summary

The tables and information below are derived from our audited financial statements for the years ended December 31, 2017 and December 31, 2016. Our working capital (deficit) as of and for the years ended December 31, 2017 and 2016 was $1,448,053 and $309,637, respectively.

	December 31, 2017 Audited	December 31, 2016 Audited
Financial Summary
Cash	179,675	172,769
Total Assets	696,679	390,208
Total Liabilities	1,709,667	1,207,406
Total Stockholders’ (Deficit)	(1,012,988)	(817,198)

Statements of Operations
Revenues	680,720	60,138
Cost of Sales	0	0
Total Operating Expenses	1,833,953	1,459,235
Net (Loss) for the Period	(1,312,220)	(1,513,150)

As of the date of this prospectus, we had cash on hand of approximately $510,000 for our operational needs. Currently, our operating expenses are approximately $240,000 per month. After this registration statement is declared effective, our operating expenses will be approximately $250,000 per month because of the cost of SEC reporting. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, we would have available cash for our operating needs for approximately two (2) months. Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

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The Offering

Shares of Common Stock offered by Selling Shareholders	1,846,419
Shares of Common Stock Outstanding Before the Offering	10,000,000
Shares of Common Stock Outstanding After the Offering	10,000,000
Previous Offerings of Our Securities

We received aggregate proceeds of $6,898,180 from the sale of securities since inception through the date of this prospectus, of which $2,482,500 was from the sale of convertible promissory notes bearing interest at rates from 10.0% to 13.33% and $4,415,680 was from the sale of 3,942,875 shares of our common stock at prices ranging from $0.50 to $1.25 per share as follows:

•          We sold 944,375 common shares to twenty-six (26) investors between July 12, 2013 and June 4, 2014 at the price of $1.00 per share, or an aggregate of $944,375.

•          We sold 100,000 common shares to one (1) investor on August 5, 2013 at the price of $0.50 per share, or an aggregate of $50,000.

•          We sold 26,000 common shares to one (1) investor on December 19, 2016 at the price of $0.77 per share, or an aggregate of $20,000.

•          We sold 230,000 common shares to one (1) investor on June 22, 2016 at the price of $0.87 per share, or an aggregate of $200,000.

•          We sold 210,000 common shares to two (2) investors on January 10, 2017 at the price of $0.95 per share, or an aggregate of $200,000.

•          We sold 125,000 common shares to one (1) investor on September 3, 2013 at the price of $0.96 per share, or an aggregate of $120,000.

•          We sold 82,456 common shares to one (1) investor on July 17, 2015 at the price of $1.21 per share, or an aggregate of $100,000.

•          We sold 2,225,044 common shares to twenty-two (22) investors between September 25, 2014 and December 6, 2017 at the price of $1.25 per share or an aggregate of $2,781,305.

We issued an aggregate of 312,000 common shares upon conversion of promissory notes by Selling Shareholders as follows:

•          On December 15, 2015, we issued 80,000 common shares upon conversion of a promissory note in the amount of $100,000 at the per share price of $1.25 per share.

•          On September 30, 2016, we issued 40,000 common shares upon conversion of a promissory note in the amount of $50,000 at the per share price of $1.25 per share.

•          On October 19, 2017, we issued 192,000 common shares upon conversion of two promissory notes in the aggregate amount of $240,000 at the per share price of $1.25 per share.

On April 1 and 2, 2018, we sold an aggregate of $500,000 of two-year promissory notes to five persons which bear interest at the rate of 10% per annum. The principal and interest due under the notes is convertible into our common stock at the price of $1.25 per share in whole or in part at any time until the earlier of (i) repayment of the note or (ii) the maturity date of the notes. In connection with the purchase of these notes, we issued 125,000 five-year warrants to the investors which are convertible into our common stock at the price of $2.50 per share. The warrants are exercisable at any time until April 2023.

At inception, we granted 8,773,750 common shares as to Edward Margolin, our Chief Executive Officer, President, Treasurer and Director for services rendered, of which 805,625 shares were issued during the third quarter of 2013 and 7,968,125 shares were issued during the third quarter of 2014. These shares were valued at $0.001 per share or an aggregate of $8,774. Of the shares granted to Mr. Margolin 3,218,625 shares were subsequently cancelled and returned to treasury which resulted in Mr. Margolin holding 5,555,125 common shares.

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Terms of the Offering	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.
Trading Market

There is currently no trading market for our common stock.  To be quoted on the OTC Markets OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There is no guarantee that a market maker will agree to assist us.

Expenses	We will pay all expenses of registering the securities estimated at approximately $115,345.
Use of the Proceeds	We will not receive proceeds from the resale of shares by the selling shareholders.
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We incurred net losses of $1,312,220 and $1,513,150 for the years ended December 31, 2017 and 2016, respectively. As a result, our independent registered public accounting firm has included an explanatory paragraph in its audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification.  Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

We are an early stage company with little historical performance for you to base an investment decision upon, and we may never become profitable.

We incurred net losses of $1,312,220 and $1,513,150 for the years ended December 31, 2017 and 2016, respectively. We had revenues of $680,720 and $60,138 for the years ended December 31, 2017 and 2016, respectively. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

We are dependent on the sale of our securities to fund our operations.

Since inception, we received proceeds of $4,415,680 from the sale of 3,942,875 shares of our common stock, and $2,482,500 from the sale of convertible promissory notes which funds our current operations. We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

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We are highly leveraged which could negatively impact our financial condition.

As of the date of this prospectus, we presently have $2,095,869 of principal and interest outstanding under promissory notes. Our high degree of leverage in comparison to our revenues of $680,720 for the year ended December 31, 2017 could have important consequences for our investors, including: making it more difficult for us to make payments on our indebtedness; increasing our vulnerability to general economic and industry conditions; and requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness when our indebtedness become due. This reduces our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities; limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged. We may incur substantial additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks that we face could increase.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our revenues will be negatively impacted.

We incurred net losses of $1,312,220 and $1,513,150 for the years ended December 31, 2017 and 2016, respectively. We had revenues of $680,720 and $60,138 for the years ended December 31, 2017 and 2016, respectively. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are presently approximately $240,000 per month or $2,880,000 annually. After this registration statement is declared effective our operating expenses will increase by approximately $10,000 per month and be approximately $250,000 per month or $3,000,000 annually. As of the date of this prospectus, we had cash on hand of approximately $510,000 for our operational needs which is sufficient to pay our operating expenses for approximately two (2) months. We will require $250,000 per month or $3,000,000 over the next twelve (12) months to meet our operational costs, which consist of sales and marketing, data, technology, and software maintenance, depreciation and amortization, salaries, professional fees, colocation services, rent and other general and administrative expenses.

Until we generate material operating revenues, we require additional debt or equity funding to finance our operating costs. We intend to raise additional funds from an offering of our securities in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $10,000 monthly or $120,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Markets OTCQB, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Markets OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

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Risks Related to Our Business

We are dependent upon sales to one customer which represented 26.6% of our revenues for the year ended December 31, 2017.

One of our enterprise customers accounted for 26.6% and 0% of our revenues during the years ended December 31, 2017 and 2016, respectively. This customer is not obligated to purchase products or services from us and may not do so in the future. Should this customer reduce their orders or cease using our products and services, our financial condition would be adversely affected.

If one or more of our agreements with clients were to be terminated or expire, or one or more of our clients were to reduce the marketing of our services, we would lose access to prospective subscribers and could lose sources of revenue.

Many of our key client relationships are governed by agreements that may be terminated without cause by our clients upon notice of as few as 30 days without penalty. Under many of these agreements, our clients may cease or reduce their marketing of our services. If one or more of our agreements with clients were to be terminated or expire, or one or more of our clients were to reduce the marketing of our services, we would lose access to prospective subscribers.

We are dependent upon our agreements with sales agents and Enterprise Customers who refer their clients to us. If one or more of these agreements were terminated or if the agreements expire, our revenues would be negatively impacted.

22.6% of our revenues are derived from sales agents and 41.0% from Enterprise Customers who refer subscribers to us. These relationships are governed by agreements that may be terminated without cause upon notice of as few as 30 days without penalty. Under these agreements, our clients may cease or reduce the sale of our products and services. If one or more of these agreements were terminated or to expire, we would lose access to prospective subscribers.

Our revenues are concentrated in the real estate and tenant screening markets. When these industries or the broader financial markets experience a downturn, demand for our services and revenues may be adversely affected.

Our largest customers, and therefore our business and revenues, depend on favorable macroeconomic conditions and are impacted by the availability of credit, the level and volatility of interest rates, inflation, employment levels, consumer confidence and housing demand. In addition, a significant amount of our revenues is concentrated among certain customers and in distinct geographic regions. Our product offerings are also concentrated by varying degrees across different industries, particularly the tenant screening industry. Our customer base suffers when financial markets experience volatility, illiquidity and disruption, which has occurred in the past and which could reoccur, including as a result of concerns regarding the debt ceiling and the government spending debate in the United States. Such market developments, and the potential for increased and continuing disruptions going forward, present considerable risks to our business and operations. Changes in the economy have resulted, and may continue to result, in fluctuations in volumes, pricing and operating margins for our services. In addition, financial institutions tightened lending standards and granted fewer mortgage loans, student loans, automobile loans and other consumer loans. As a result, we experienced a reduction in our credit report volumes. If businesses in these industries experience economic hardship, we cannot assure you that we will be able to generate future revenue growth. In addition, if consumer demand for financial services and products and the number of credit applications decrease, the demand for our services could also be materially reduced. These types of disruptions could lead to a decline in the volumes of services we provide our customers and could negatively impact our revenue and results of operations.

If we are unable to manage our growth effectively, our revenue and profits could be adversely affected.

We have experienced rapid growth in a relatively short period of time. Our revenue increased from $60,138 for the year ended December 31, 2016 to $680,720 for the year ended December 31, 2017. As our operations increase, there will be additional demands on our resources and operations. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Sustaining our growth will place significant demands on our management as well as on our administrative, operational, and financial resources. To manage our growth, we must continue to improve our sales and manage our operational systems. If we are unable to manage our growth successfully, our revenue and profits could be harmed.

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Risks that we face due to our rapid growth include:

·	effectively recruiting, integrating, training, and motivating new employees, including expanding our sales force;
·	satisfying existing customers and attracting new customers of our products and services;
·	introducing new products and services;
·	controlling expenses and investments in expanded operations;
·	implementing and enhancing our administrative, operational, and financial infrastructure systems, and processes; and
·	addressing new products and services to meet consumer preferences.

A failure to manage our growth effectively could harm our business, operating results, and financial condition. Further, due to our recent rapid growth, we have limited experience operating at our current scale and potentially at a larger scale, and as a result, it may be difficult for us to fully evaluate future prospects and risks. Our recent and historical growth should not be considered indicative of our future performance. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our financial condition and operating results could differ materially from our expectations, our growth rates may slow, and our business would by adversely impacted.

We are subject to significant competition in the markets in which we operate, and we may face significant competition in the new markets that we plan to enter.

The market for our services is highly competitive, and we may not be able to compete successfully against our competitors, which could impair our ability to sell our products and services. We compete on the basis of differentiated solutions, datasets, analytics capabilities, ease of integration with our customers’ technology, stability of services, customer relationships, innovation and price. Our competitors vary in size, financial and technical capability, and in the scope of the products and services they offer. Some of our competitors may be better positioned to develop, promote and sell their products and services. Larger competitors may benefit from greater cost efficiencies and may be able to win business simply based on pricing. We consistently face downward pressure on the pricing of our products, which could result in reduced prices for certain products, or a loss of market share. Our competitors may also be able to respond to opportunities before we do, by taking advantage of new technologies, changes in customer requirements or market trends.

Many of our competitors have extensive customer relationships, including relationships with our current and potential customers. New competitors, or alliances among competitors, may emerge and gain significant market share. Existing or new competitors may develop products and services that are superior to ours or that achieve greater market acceptance. If we are unable to respond to changes in customer requirements as quickly and effectively as our competition, our ability to expand our business and sell our services may be adversely affected.

Our competitors may be able to sell services at lower prices than us, individually or as part of integrated suites of several related services. This ability may cause our customers to purchase from our competitors rather than from us. Price reductions by our competitors could also negatively impact our operating margins or harm our ability to obtain new long-term contracts or renewals of existing contracts on favorable terms. Additionally, some of our customers may develop products of their own that replace the products they currently purchase from us, which would result in lower revenue.

We also expect that there will be significant competition in the new markets that we plan to enter. We cannot assure you that we will be able to compete effectively against current and future competitors. If we fail to successfully compete, our business, financial condition and results of operations may be adversely affected.

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Our relationships with key long-term customers may be materially diminished or terminated.

One enterprise customer accounted for 26.6% and 0% of our revenues during the years ended December 31, 2017 and 2016, respectively. This customer can materially reduce the amount of business they conduct with us at any time. Market competition, customer requirements, customer financial condition and customer consolidation through mergers or acquisitions also could adversely affect our ability to continue or expand these relationships. There is no guarantee that we will be able to retain or renew existing agreements, maintain relationships with any of our customers on acceptable terms or at all or collect amounts owed to us from insolvent customers. A large portion of our customer agreements are terminable upon advance written notice (typically ranging from 30 days to six months) by either us or the customer, which provides our customers with the opportunity to renegotiate their contracts with us or to award more business to our competitors. The loss of one or more of our major customers could adversely affect our business, financial condition and results of operations.

If we lose our ability to purchase data from Experian who is a competitor of ours, demand for our services could decrease.

We rely on our data provider, Experian to provide us with essential data for our consumer identity theft protection and credit management services. While we believe we would be able to obtain data from other credit reporting agencies such as Equifax and TransUnion, there is no assurance our assumption is correct. Each of the three major credit reporting agencies owns its consumer credit data and is a competitor of ours in providing credit information directly to consumers and may decide that it is in their competitive interests to stop supplying data to us. Any interruption, deterioration or termination of our relationship with these credit reporting agencies could be disruptive to our business and could cause us to lose customers.

Data security and integrity are critically important to our business, and breaches of security, unauthorized access to or disclosure of confidential information, disruption, including distributed denial of service (“DDoS”) attacks or the perception that confidential information is not secure, could result in a material loss of business, substantial legal liability or significant harm to our reputation.

We own and host a large amount of sensitive and confidential consumer information including financial information, personally identifiable information and protected health information. This data is often accessed through secure transmissions over public and private networks, including the internet. Despite our physical security, implementation of technical controls and contractual precautions to identify, detect and prevent the unauthorized access to and alteration and disclosure of our data, we cannot assure you that systems that access our services and databases will not be compromised or disrupted, whether as a result of criminal conduct, DDoS attacks or other advanced persistent attacks by malicious actors, including hackers, nation states and criminals, breaches due to employee error or malfeasance, or other disruptions during the process of upgrading or replacing computer software or hardware, power outages, computer viruses, telecommunication or utility failures or natural disasters or other catastrophic events. We must continually monitor and develop our information technology networks and infrastructure to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have a security impact. Several recent, highly publicized data security breaches and DDoS attacks have heightened consumer awareness of this issue and may embolden individuals or groups to target our systems. Unauthorized disclosure, loss or corruption of our data or inability of our customers to access our systems could disrupt our operations, subject us to substantial legal liability, result in a material loss of business and significantly harm our reputation.

As a consumer reporting agency in the United States and provider of risk and information solutions, we collect, store and transmit files of consumers. These files may contain non-public personal information, public health information and other information, and we have implemented technical and physical security policies, procedures and systems we believe are reasonably designed to protect this information from unauthorized access. However, due to the sensitive nature of the information we collect, store and transmit, it is not unusual for efforts to occur (coordinated or otherwise) by unauthorized persons to attempt to obtain access to our systems or data, or to inhibit our ability to deliver products or services to a consumer or a business customer.

Due to concerns about data security and integrity, a growing number of legislative and regulatory bodies have adopted consumer notification and other requirements in the event that consumer information is accessed by unauthorized persons and additional regulations regarding the use, access, accuracy and security of such data are possible. In the United States, federal and state laws provide for over 40 disparate notification regimes, all of which we are subject to. Complying with such numerous and complex regulations in the event of unauthorized access would be expensive and difficult, and failure to comply with these regulations could subject us to regulatory scrutiny and additional liability.

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If we experience system failures, personnel disruptions or capacity constraints, or our customers do not modify their systems to accept new releases of our distribution programs, the delivery of our services to our customers could be delayed or interrupted, which could harm our business and reputation and result in the loss of revenues or customers.

Our ability to provide reliable service largely depends on our ability to maintain the efficient and uninterrupted operation of our computer network, systems and data centers, some of which have been outsourced to third-party providers. In addition, we generate a significant amount of our revenues through channels that are dependent on links to telecommunications providers. Our systems, personnel and operations could be exposed to damage or interruption from fire, natural disasters, power loss, war, terrorist acts, civil disobedience, telecommunication failures, computer viruses, DDoS attacks or human error. We may not have sufficient redundant operations to cover a loss or failure of our systems in a timely manner. Any significant interruption could severely harm our business and reputation and result in a loss of revenue and customers. Additionally, from time to time we send our customers new releases of our distribution programs, some of which contain security updates. Any failure by our customers to install these new releases could expose our customers to computer security risks.

We could lose our access to data sources which could prevent us from providing our services.

Our services and products depend extensively upon continued access to and receipt of data from external sources, including data received from customers, strategic partners and various government and public records repositories. In some cases, we compete with our data providers. Our data providers could stop providing data, provide untimely data or increase the costs for their data for a variety of reasons, including a perception that our systems are insecure as a result of a data security breach, budgetary constraints, a desire to generate additional revenue or for regulatory or competitive reasons. We could also become subject to increased legislative, regulatory or judicial restrictions or mandates on the collection, disclosure or use of such data, in particular if such data is not collected by our providers in a way that allows us to legally use the data. If we were to lose access to this external data or if our access or use were restricted or were to become less economical or desirable, our ability to provide services could be negatively impacted, which would adversely affect our reputation, business, financial condition and results of operations. We cannot provide assurance that we will be successful in maintaining our relationships with these external data source providers or that we will be able to continue to obtain data from them on acceptable terms or at all. Furthermore, we cannot provide assurance that we will be able to obtain data from alternative sources if our current sources become unavailable.

Our business is subject to various governmental regulations, laws and orders, compliance with which may cause us to incur significant expenses or reduce the availability or effectiveness of our solutions, and the failure to comply with which could subject us to civil or criminal penalties or other liabilities.

Our business is subject to regulation under the Fair Credit Reporting Act (together with regulations thereunder, “FCRA”), the Gramm-Leach-Bliley Act (the “GLBA”), the Driver’s Privacy Protection Act (the “DPPA”), the Health Insurance Portability and Accountability Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Federal Trade Commission Act (the “FTC Act”) and various other federal, state and local laws and regulations. These laws and regulations, which generally are designed to protect the privacy of the public and to prevent the misuse of personal information available in the marketplace, are complex, change frequently and have tended to become more stringent over time. We already incur significant expenses in our attempt to ensure compliance with these laws. Currently, public concern is high with regard to the operation of credit reporting agencies in the United States, as well as the collection, use, accuracy, correction and sharing of personal information, including Social Security numbers, dates of birth, financial information, medical information, department of motor vehicle data and other behavioral data. In addition, many consumer advocates, privacy advocates, legislatures and government regulators believe that existing laws and regulations do not adequately protect privacy and have become increasingly concerned with the use of this type of personal information. As a result, they are lobbying for further restrictions on the dissemination or commercial use of personal information to the public and private sectors. Additional legislative or regulatory efforts in the United States could further regulate credit reporting agencies and the collection, use, communication, access, accuracy, obsolescence, sharing, correction and security of this personal information. In addition, any perception that our practices or products are an invasion of privacy, whether or not consistent with current or future regulations and industry practices, may subject us to public criticism, private class actions, reputational harm, or claims by regulators, which could disrupt our business and expose us to increased liability.

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Public concern regarding identity theft also has led to more transparency for consumers as to what is in their credit reports. We provide credit reports and scores and monitoring services to consumers for a fee, and this income stream could be reduced or restricted by legislation that requires us to provide these services to consumers free of charge. For example, under U.S. federal law today, credit reporting agencies such as Experian are required to provide consumers with one credit report per year free of charge.

The following legal and regulatory developments also could have a material adverse effect on our business, financial condition or results of operations:

·	amendment, enactment or interpretation of laws and regulations that restrict the access and use of personal information and reduce the availability or effectiveness of our solutions or the supply of data available to customers;
·	changes in cultural and consumer attitudes in favor of further restrictions on information collection and sharing, which may lead to regulations that prevent full utilization of our solutions;
·	failure of data suppliers or customers to comply with laws or regulations, where mutual compliance is required;
·	failure of our solutions to comply with current laws and regulations; and
·	failure of our solutions to adapt to changes in the regulatory environment in an efficient, cost-effective manner.

Changes in applicable legislation or regulations that restrict or dictate how we collect, maintain, combine and disseminate information, or that require us to provide services to consumers or a segment of consumers without charge, could adversely affect our business, financial condition or results of operations. In the future, we may be subject to significant additional expense to ensure continued compliance with applicable laws and regulations and to investigate, defend or remedy actual or alleged violations. Any failure by us to comply with applicable laws or regulations could also result in significant liability to us, including liability to private plaintiffs as a result of individual or class action litigation, or may result in the cessation of our operations or portions of our operations or impositions of fines and restrictions on our ability to carry on or expand our operations. Moreover, our compliance with privacy laws and regulations and our reputation depend in part on our customers’ adherence to privacy laws and regulations and their use of our services in ways consistent with consumer expectations and regulatory requirements. Certain of the laws and regulations governing our business are subject to interpretation by judges, juries and administrative entities, creating substantial uncertainty for our business. We cannot predict what effect the interpretation of existing or new laws or regulations may have on our business.

The Consumer Financial Protection Bureau (the “CFPB”) has supervisory and examination authority over our business and may initiate enforcement actions with regard to our compliance with federal consumer financial laws.

The CFPB, which was established under the Dodd-Frank Act and commenced operations in July 2011, has broad authority over our business. This includes authority to issue regulations under federal consumer financial protection laws, such as under FCRA and other laws applicable to us and our financial customers. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority.

In 2012, credit reporting companies like us became subject to a federal supervision program for the first time under the CFPB’s authority to supervise and examine certain non-depository institutions that are “larger participants” of the consumer credit reporting market. The CFPB conducts examinations and investigations and may issue subpoenas and bring civil actions in federal court for violations of the federal consumer financial laws including FCRA. In these proceedings, the CFPB can seek relief that includes: rescission or reformation of contracts, restitution, disgorgement of profits, payment of damages, limits on activities and civil money penalties of up to $1 million per day for knowing violations. The CFPB has initiated periodic examinations of us and the consumer credit reporting industry, which could result in new regulations or enforcement actions or proceedings.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our business and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected products and services, making them less attractive and restricting our ability to offer them.

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Although we have committed resources to enhancing our compliance programs, actions by the CFPB or other regulators against us could result in reputational harm. Our compliance costs and legal and regulatory exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify through supervision or enforcement past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

The outcome of litigation, inquiries, investigations, examinations or other legal proceedings in which we could become involved or in which our customers or competitors are involved could subject us to significant monetary damages or restrictions on our ability to do business.

As our operations fully develop legal proceedings will likely be in the normal course of our business. These may include individual consumer cases, class action lawsuits and inquiries, investigations, examinations, regulatory proceedings or other actions brought by federal (e.g., the CFPB and the United States Federal Trade Commission (“FTC”) or state (e.g., state attorneys general) authorities or by consumers. The scope and outcome of these proceedings is often difficult to assess or quantify. Plaintiffs in lawsuits may seek recovery of large amounts and the cost to defend such litigation may be significant. There may also be adverse publicity and uncertainty associated with investigations, litigation and orders (whether pertaining to us, our customers or our competitors) that could decrease customer acceptance of our services or result in material discovery expenses. In addition, a court-ordered injunction or an administrative cease-and-desist order or settlement may require us to modify our business practices or may prohibit conduct that would otherwise be legal and in which our competitors may engage. Many of the technical and complex statutes to which we are subject, including state and federal credit reporting, medical privacy and financial privacy requirements, may provide for civil and criminal penalties and may permit consumers to maintain individual or class action lawsuits against us and obtain statutorily prescribed damages. Additionally, our customers might face similar proceedings, actions or inquiries, which could affect their business and, in turn, our ability to do business with those customers. While we do not believe that the outcome of any pending or threatened legal proceeding, investigation, examination or supervisory activity will have a material adverse effect on our financial position, such events are inherently uncertain and adverse outcomes could result in significant monetary damages, penalties or injunctive relief against us.

If we are unable to develop successful new services in a timely manner, or if the market does not adopt our new services, our ability to maintain or increase our revenue could be adversely affected.

In order to keep pace with customer demands for increasingly sophisticated service offerings, to sustain expansion into growth industries and to maintain our profitability, we must continue to innovate and introduce new services to the market. The process of developing new services is complex and uncertain. Our industry solutions require extensive experience and knowledge from within the relevant industry. We must commit significant resources to this effort before knowing whether the market will accept new service offerings. Additionally, our business strategy is dependent on our ability to expand into new markets and to bring new products to market. We may not successfully enter into new markets or execute on our new services because of challenges in planning or timing, technical hurdles, difficulty in predicting market demand, changes in regulation or a lack of appropriate resources. Additionally, even if we successfully develop new products, our existing customers might not accept these new products or new markets might not adopt our products due to operational constraints, high switching costs or general lack of market readiness. Failure to successfully introduce new services to the market could adversely affect our reputation, business, financial condition and results of operations.

If we fail to maintain and improve our services and products, demand for our services and products could be adversely affected.

In our markets, there are continuous improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems, data matching, data filtering and other database technologies and the use of the internet. These improvements, as well as changes in customer preferences or regulatory requirements, may require changes in the technology used to gather and process our data and deliver our services. Our future success will depend, in part, upon our ability to:

·	internally develop and implement new and competitive technologies;
·	use leading third-party technologies effectively;
·	respond to changing customer needs and regulatory requirements, including being able to bring our new products to the market quickly; and
·	transition customers and data sources successfully to new interfaces or other technologies.

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We cannot provide assurance that we will successfully implement new technologies, cause customers or data furnishers to implement compatible technologies or adapt our technology to evolving customer, regulatory and competitive requirements. If we fail to respond or fail to cause our customers or data furnishers to respond, to changes in technology, regulatory requirements or customer preferences, the demand for our services, the delivery of our services or our market reputation could be adversely affected. Additionally, our failure to implement important updates could affect our ability to successfully meet the timeline for us to generate cost savings resulting from our investments in improved technology. Failure to achieve any of these objectives would impede our ability to deliver strong financial results.

We may be unable to protect our intellectual property adequately or cost-effectively, which may cause us to lose market share or force us to reduce our prices. We also rely on trade secrets and other forms of unpatented intellectual property that may be difficult to protect.

We own three registered tradenames, Fraud Protection Network, Resident-Link and RapID PRO™. Trademarks and trade names distinguish the various companies from each other. Despite our trademarks, there are many subtleties that exist in our product descriptions, offerings and names that can easily confuse customers. If our customers cannot distinguish our products from our competitors or if we are unable to protect our intellectual property, including trade secrets and other unpatented intellectual property, our competitors could use our intellectual property to market and deliver similar services, decreasing the demand for our services.

Our success depends, in part, on our ability to protect and preserve the proprietary aspects of our technology and services. If we are unable to protect our intellectual property, including trade names, trade secrets and other unpatented intellectual property, our competitors could use our intellectual property to market and deliver similar services, decreasing the demand for our services. We rely on copyright, trademark, trade secret and other intellectual property laws, as well as contractual restrictions, such as nondisclosure agreements, to protect and control access to our proprietary intellectual property. These measures afford limited protection, however, and may be inadequate. We may be unable to prevent third parties from using our proprietary assets without our authorization or from breaching any contractual restrictions with us. Enforcing our rights could be costly, time-consuming, distracting and harmful to significant business relationships. Claims that a third party illegally obtained and is using trade secrets can be difficult to prove, and courts outside the United States may be less willing to protect trade secrets. Additionally, others may independently develop non-infringing technologies that are similar or superior to ours. Any significant failure or inability to adequately protect and control our proprietary assets may harm our business and reduce our ability to compete.

If our outside service providers and key vendors are not able to or do not fulfill their service obligations, our operations could be disrupted, and our operating results could be harmed.

We depend on a number of service providers and key vendors such as telecommunication companies, software engineers, data processors, software and hardware vendors and providers of credit score algorithms, who are critical to our operations. These service providers and vendors are involved with our service offerings, communications and networking equipment, computer hardware and software and related support and maintenance. Although we have implemented service-level agreements and have established monitoring controls, our operations could be disrupted if we do not successfully manage relationships with our service providers, if they do not perform or are unable to perform agreed-upon service levels, or if they are unwilling to make their services available to us at reasonable prices. If our service providers and vendors do not perform their service obligations, it could adversely affect our reputation, business, financial condition and results of operations.

To the extent the availability of free or relatively inexpensive consumer information increases, the demand for some of our services may decrease.

Public and commercial sources of free or relatively inexpensive consumer information have become increasingly available and this trend is expected to continue. Public and commercial sources of free or relatively inexpensive consumer information, including free credit information from lead generation companies and from banks, may reduce demand for our services. To the extent that our customers choose not to obtain services from us and instead rely on information obtained at little or no cost from these public and commercial sources, our business, financial condition and results of operations may be adversely affected.

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We may not be able to attract and retain the skilled employees that we need to support our business.

Our success depends on our ability to attract and retain experienced management, sales, research and development, analytics, marketing and technical support personnel. If any of our key personnel were unable or unwilling to continue in their present positions, it may be difficult to replace them, and our business could be seriously harmed. If we are unable to find qualified successors to fill key positions as needed, our business could be seriously harmed. The complexity of our services requires trained customer service and technical support personnel. We may not be able to hire and retain such qualified personnel at compensation levels consistent with our compensation structure. Some of our competitors may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expense replacing employees and our ability to provide quality services could diminish, resulting in a material adverse effect on our business.

Risks Related to Our Management

Should we lose the services of Edward Margolin, our Founder, Chief Executive Officer, President and Director, our financial condition may be negatively impacted.

Our future depends on the continued contributions of Edward Margolin, our Founder, Chief Executive Officer, President and Director, who would be difficult to replace. Mr. Margolin’s services are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Margolin or any of our officers and directors. Should we lose the services of Mr. Margolin, we may be unable to replace his services with equally competent and experienced personnel and our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

We will incur additional costs, management time and related expenses pertaining to SEC reporting obligations and SEC compliance.

Edward Margolin, our Founder, Chief Executive Officer, President and Director and David Hexter, our Chief Financial Officer are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to these individuals and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business.  Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, each of which would increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will be required to rely on Edward Margolin, our Founder, Chief Executive Officer, President and Sole Director, who is not independent, to perform these functions.

We do not have an audit or compensation committee or Board of Directors that is composed of independent directors. Because Edward Margolin is our Founder, Chief Executive Officer, President and Controlling Shareholder, he is not independent. There is a potential conflict between his interests, our interests and our shareholders’ interests, since Mr. Margolin will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit or compensation committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments, not previously approved.  We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three (3) year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30th date before that time, in which case we would no longer be an emerging growth company as of the following April 30th. We cannot predict whether investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

The offering price of the common shares being registered on behalf of the Selling Shareholders has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock. The offering price for the common shares being registered on behalf of the selling shareholders named in this registration statement has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Edward Margolin, our Founder, Chief Executive Officer, President and sole Director has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we have 10,000,000 shares of common stock outstanding, each entitled to one vote per common share and 1,000,000 shares of Series A Preferred Stock each entitled to fifty (50) votes per share. Our Founder, Chief Executive Officer, President and Director, Edward Margolin, holds 1,000,000 shares of our Series A Preferred Stock and 5,555,125 common shares which provide him with an aggregate of 55,555,125 votes of 60,000,000 votes or 92.59% of the votes on all matters presented to a vote of our stockholders. As such, Mr. Margolin controls all matters submitted to a vote of our common stockholders and he has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Margolin’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

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Our common stock is not currently quoted or listed and may never be quoted or listed by the OTC Markets OTCQB or any other listing or quotation service and if listed, no market may ever develop for our common stock, or if developed, may not be sustained in the future. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets OTCQB, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals”, but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.  Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than three hundred (300) shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten percent (10%) shareholders are not required to file beneficial ownership  reports  about  their  holdings  of  our  common  shares; that  these  persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred (300) shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred (300) shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTCQB, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus, the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Markets OTCQB.

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We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will be a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers.  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction (other than an exempt transaction) involving a penny stock, the rules require delivery, prior to such transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made regarding sales commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.

Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock is exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

As an issuer of a “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks such as us. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Sales of our common stock under Rule 144 could reduce the price of our stock.

We presently have 5,555,125 shares held by affiliates and 4,444,875 shares held by non-affiliates. In general, persons holding restricted securities in a SEC reporting company, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the date of this prospectus, we have 10,000,000 shares of common stock and 1,000,000 shares of Series A Preferred Stock outstanding. Accordingly, we may issue up to an additional 40,000,000 shares of common stock and no shares of preferred stock. In addition, we have outstanding convertible securities, which if exercised or converted, as well as common shares and stock options issuable under employment agreements, which will dilute our existing shareholders as follows:

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·	125,000 shares of our common stock issuable upon the exercise of warrants at the price of $2.50 per common share at any time until April 2023,
·	Approximately 1,676,697 common shares issuable upon the conversion of promissory notes at the fixed price of $1.25 per share with principal and interest of approximately $2,095,869 outstanding as of the date of this prospectus,
·	25,000 common shares, in aggregate, issuable to three officers on December 7, 2018, the one-year anniversary date of their respective employment agreements, subject to continued employment on the vesting date,
·	200,000 common shares issuable upon the exercise of options which vest in equal monthly amounts over a period of twelve months commencing on March 31, 2018, at the price of $1.25 for a period of seven (7) years, subject to continued employment on each applicable vesting date,
·	300,000 common shares issuable upon the exercise of options which vest in equal monthly amounts over a period of thirty-six months commencing on March 31, 2018, at the price of $1.25 for a period of seven (7) years, subject to continued employment on each applicable vesting date, and
·	During the period from March 1, 2019 through February 28, 2021, if in any month we have gross monthly revenues of less than $416,667 during the preceding calendar month, the cash compensation paid to our Chief Financial Officer is reduced and, in accordance with his agreement, he will receive 12,500 stock options exercisable at the closing price of our common stock on the principal trading market of the shares on the last trading day of that month.

The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders and this might have an adverse effect on any trading market for our common stock.

There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets OTCQB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors”. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

We are registering 1,846,419 common shares on behalf of the selling shareholders. From our inception through the date of this prospectus, we received aggregate proceeds of $4,415,680 from the sale of 3,942,875 shares of our common stock at prices ranging from $0.50 to $1.25 per shares to the selling shareholders as follows:

·	We sold 944,375 common shares to twenty-six investors between July 12, 2013 and June 4, 2014 at the price of $1.00 per share, or an aggregate of $944,375.
·	We sold 100,000 common shares to one investor on August 5, 2013 at the price of $0.50 per share, or an aggregate of $50,000.
·	We sold 26,000 common shares to one investor on December 19, 2016 at the price of $0.77 per share, or an aggregate of $20,000.
·	We sold 230,000 common shares to one investor on June 22, 2016 at the price of $0.87 per share, or an aggregate of $200,000.
·	We sold 210,000 common shares to two investors on January 10, 2017 at the price of $0.95 per share, or an aggregate of $200,000.
·	We sold 125,000 common shares to one investor on September 3, 2013 at the price of $0.96 per share, or an aggregate of $120,000.
·	We sold 82,456 common shares to one investor on July 17, 2015 at the price of $1.21 per share, or an aggregate of $100,000.
·	We sold 2,225,044 common shares to twenty-two investors between September 25, 2014 and December 6, 2017 at the price of $1.25 per share, or an aggregate of $2,781,305.

We issued an aggregate of 312,000 common shares upon conversion of convertible promissory notes by the selling shareholders as follows:

·	On December 15, 2015, we issued 80,000 common shares upon conversion of a promissory note in the amount of $100,000 at the per share price of $1.25 per share.
·	On September 30, 2016, we issued 40,000 common shares upon conversion of a promissory note in the aggregate amount of $50,000 at the per share price of $1.25 per share.
·	On October 19, 2017, we issued 192,000 common shares upon conversion of two promissory notes in the aggregate amount of $240,000 at the per share price of $1.25 per share.

On April 1 and 2, 2018, we sold an aggregate of $500,000 of convertible promissory notes (“Promissory Notes”) with warrants to purchase up to 125,000 of our common shares (the “Warrants”) at the price of $2.50 per share at any time until April 2023. The notes are convertible into common shares at the price of $1.25 per share.

At inception, we granted 8,773,750 common shares to Edward Margolin, our Founder, Chief Executive Officer, President, Treasurer and Director for services rendered, of which 805,625 shares were issued during the third quarter of 2013 and 7,968,125 shares were issued during the third quarter of 2014. These shares were valued at $0.001 per share or an aggregate of $8,774. Of the shares granted to Mr. Margolin, 3,218,625 shares were subsequently cancelled and returned to treasury which resulted in Mr. Margolin holding 5,555,125 common shares.

Our management has determined the offering price for the common shares being registered in this offering on behalf of the selling shareholders. The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price of the shares the selling shareholders are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

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·	Our limited revenues;
·	Our growth potential; and
·	The price we believe a purchaser is willing to pay for our stock.

The offering price of the shares by the selling shareholders does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

We are registering 1,846,419 common shares on behalf of the selling shareholders. The selling shareholders named below are selling the securities described in the table below. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling shareholders is or is affiliated with a broker-dealer. All selling shareholders may be deemed underwriters. The percentages in the chart below are based upon 10,000,000 common shares outstanding.

From our inception through the date of this prospectus, we received aggregate proceeds of $4,415,680 from the sale of 3,942,875 shares of our common stock to the selling stockholders at prices ranging from $0.50 to $1.25 per share as follows:

·	We sold 944,375 common shares to twenty-six (26) investors between July 12, 2013 and June 4, 2014 at the price of $1.00 per share, or an aggregate of $944,375.
·	We sold 100,000 common shares to one (1) investor on August 5, 2013 at the price of $0.50 per share, or an aggregate of $50,000.
·	We sold 26,000 common shares to one (1) investor on December 19, 2016 at the price of $0.77 per share, or an aggregate of $20,000.
·	We sold 230,000 common shares to one (1) investor on June 22, 2016 at the price of $0.87 per share, or an aggregate of $200,000
·	We sold 210,000 common shares to two (2) investors on January 10, 2017 at the price of $0.95 per share, or an aggregate of $200,000.
·	We sold 125,000 common shares to one (1) investor on September 3, 2013 at the price of $0.96 per share, or an aggregate of $120,000.
·	We sold 82,456 common shares to one (1) investor on July 17, 2015 at the price of $1.21 per share, or an aggregate of $100,000.
·	We sold 2,225,044, common shares to twenty-two (22) investors between September 25, 2014 and December 6, 2017 at the price of $1.25 per share, or an aggregate of $2,781,305.

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We issued an aggregate of 312,000 common shares upon conversion of convertible promissory notes by the selling shareholders as follows:

·	On December 15, 2015, we issued 80,000 common shares upon conversion of a promissory note in the amount of $100,000 at the per share price of $1.25 per share.
·	On September 30, 2016, we issued 40,000 common shares upon conversion of a promissory note in the aggregate amount of $50,000 at the per share price of $1.25 per share.
·	On October 19, 2017, we issued 192,000 common shares upon conversion of two promissory notes in the aggregate amount of $240,000 at the per share price of $1.25 per share.

At inception, we granted 8,773,750 common shares as to Edward Margolin, our Founder, Chief Executive Officer, President, Treasurer and Director for services rendered, of which 805,625 shares were issued during the third quarter of 2013 and 7,968,125 shares were issued during the third quarter of 2014. These shares were valued at $0.001 per share or an aggregate of $8,774. Mr. Margolin sold an aggregate of 280,000 of his shares at the price of $1.00 per share to seven (7) selling shareholders and 30,000 of his shares at the price of $1.25 per share to one (1) selling shareholder in private transactions. Of the shares granted to Mr. Margolin, 3,218,625 shares were subsequently cancelled and returned to treasury which resulted in Mr. Margolin holding 5,555,125 common shares.

On April 1 and 2, 2018, we sold an aggregate of $500,000 of two-year convertible promissory notes (“Promissory Notes”) with five-year warrants to purchase up to 125,000 of our common shares (the “Warrants”) at the price of $2.50 per share at any time until April 2023. The notes are convertible into common shares at the price of $1.25 per share.

We are not registering common shares (i) issued for services rendered by any Selling Stockholder, (ii) held directly or indirectly by our officers or directors, or (iii) issuable in the future upon conversion of outstanding promissory notes or exercise of warrants or options.

We relied on Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the securities in the chart below. We believe that Section 4(2) was available because:

·	Each investor had a pre-existing relationship with our Founder, Chief Executive Officer, President and Director, Edward Margolin, prior to the time of the offer and sale;
·	None of these issuances involved underwriters, underwriting discounts or commissions;
·	Restrictive legends were and will be placed on all certificates issued as described above; and
·	The offer and sale of the securities did not involve general solicitation or advertising.

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Name of the Beneficial Holder	Number of Common Shares Held Before the Offering	Percentage Owned Before the Offering	Number of Common Shares Being Offered	Shares Held After Assuming All Common Shares Being Registered Are Sold (1)(2)	Percentage Held After Offering Assuming All Common Shares Being Registered Are Sold	Nature of Relationship Between Shareholder and the Company and Edward Margolin, its Founder, Chief Executive Officer, President and Director
Donald Vandendriessche	95,000	<1%	95,000	0	0%	Personal Acquaintance
Charles S. Bailes	200,000	2%	100,000	100,000	1.0%	Personal Acquaintance
Dale E. Banks	12,500	<1%	12,500	0	0%	Personal Acquaintance
Bernard F. Underwood	10,000	<1%	10,000	0	0%	Personal Acquaintance
Barbara Blachly as Custodian for Joseph Norman under the Uniform Gifts to Minors Act Ohio (3)	32,500	<1%	32,500	0	0%	Personal Acquaintance
Herbert Blachly as Custodian for Eleanor Daugherty under the Uniform Gifts to Minors Act Ohio (3)	73,500	<1%	73,500	0	0%	Personal Acquaintance
Douglas Buchanan	12,500	<1%	12,500	0	0%	Personal Acquaintance
Maria Izabel Dassi	5,000	<1%	5,000	0	0%	Personal Acquaintance
David Lee Morse & Ruth Jane Morse (4)	880,000	8.80%	100,000	780,000	7.8%	Personal Acquaintance
David Dent	12,500	<1%	12,500	0	0%	Personal Acquaintance
Eamon and Racquel Toner	20,000	<1%	20,000	0	0%	Personal Acquaintance
NuView IRA, Inc. Custodian for Carol L. Perrine IRA (5)	37,544	<1%	37,544	0	0%	Personal Acquaintance
Carol L. & Thomas D. Perrine (5)	355,956	3.6%	100,000	255,956	2.6%	Personal Acquaintance
NuView IRA, Inc. Custodian for Gregory Rise IRA	50,000	<1%	50,000	0	0%	Personal Acquaintance

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Glen Gardner (6)	45,000	<1%	45,000	0	0%	Personal Acquaintance
Gertrude Gardner, Inc. (6)	50,000	<1%	50,000	0	0%	Personal Acquaintance
Thomas Harding	460,000	4.6%	100,000	360,000	3.6%	Personal Acquaintance
Neil Harms & Phyllis Harms (7)	919,500	9.2%	100,000	819,500	8.2%	Personal Acquaintance
Stephanie M. Holt	50,000	<1%	50,000	0	0%	Personal Acquaintance
Ronald P. Hoyt	12,500	<1%	12,500	0	0%	Personal Acquaintance
Wayne Huepenbecker	40,000	<1%	40,000	0	0%	Personal Acquaintance
John E. Atkins	39,375	<1%	39,375	0	0%	Personal Acquaintance
D. Marc Kiehn	6,250	<1%	6,250	0	0%	Personal Acquaintance
Kirk D. Kirkegaard (8)(9)	120,000	1.2%	100,000	20,000	<1%	Personal Acquaintance
Anthony G. LaBarbera (10)	100,000	1%	100,000	0	0%	Personal Acquaintance
Clifton R. McDonell	45,000	<1%	45,000	0	0%	Personal Acquaintance
Frederick G. McWilliams & James C. McWilliams	12,500	<1%	12,500	0	0%	Personal Acquaintance
Covariant Inc. (11)	25,000	<1%	25,000	0	0%	Personal Acquaintance
Kenneth Newbrough & Barbara Newbrough (12)	433,000	4.3%	100,000	333,000	3.3%	Personal Acquaintance
Frank H. Pounders	88,500	<1%	88,500	0	0%	Personal Acquaintance
Ron Haffner	12,500	<1%	12,500	0	0%	Personal Acquaintance
William H. Schriver	22,500	<1%	22,500	0	0%	Personal Acquaintance
Gerald Simonson	28,750	<1%	28,750	0	0%	Personal Acquaintance
Bruce A. Smith	50,000	<1%	50,000	0	0%	Personal Acquaintance
W. Tom Tracy	10,000	<1%	10,000	0	0%	Personal Acquaintance
Sonia Kasses (13)	20,000	<1%	20,000	0	0%	Personal Acquaintance
John Ullrich & Jane Ullrich	15,000	<1%	15,000	0	0%	Personal Acquaintance
John R. Wimberly	12,500	<1%	12,500	0	0%	Personal Acquaintance
Total	4,414,875	--------	1,846,419	2,457,926	--------	--------

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(1) Based upon 10,000,000 common shares outstanding as of the date of this Prospectus.

(2) Assuming that all 1,846,419 common shares being registered are sold.

(3) Herbert Blachly is the husband of Barbara Blachly. Joseph Norman is the grandson of Herbert and Barbara Blachly. Eleanor Daugherty is the granddaughter of Herbert and Barbary Blachly. Herbert Blachly holds promissory notes with principal and interest outstanding as of April 11, 2018 of $70,745 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 56,596 shares. To date, Herbert Blachly has not converted any portion of his promissory notes into our common shares and none of the shares issuable to him upon conversion of the notes are being registered.

(4) David Lee Morse is the husband of Ruth Jane Morse. David Lee & Ruth Jane Morse hold a promissory note with principal and interest outstanding as of April 11, 2018 in the amount of $602,251 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 481,801 shares. To date, David Lee & Ruth Jane Morse have not converted any portion of their promissory notes into our common shares and none of the shares issuable to them upon conversion of the notes are being registered.

(5) Thomas D. Perrine is the husband of Carol L. Perrine. Thomas D. & Carol L. Perrine hold promissory notes with principal and interest outstanding as of April 11, 2018 of $213,137 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 170,510 shares. To date, Thomas D. & Carol L. Perrine have not converted any portion of their promissory notes into our common shares and none of the shares issuable to them upon conversion of the notes are being registered.

(6) Glen Gardner is the son of Gertrude Gardner. Glen Gardner is over the age of eighteen and does not live in the same household as Gertrude Gardner.

(7) Neil Harms is the husband of Phyllis Harms. Neil & Phyllis Harm hold promissory notes with principal and interest outstanding as of April 11, 2018 in the amount of $353,115 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 282,492 shares. To date, Neil & Phyllis Harms have not converted any portion of their promissory notes into our common shares and none of the shares issuable to them upon conversion of the notes are being registered.

(8) Kirk D. Kirkegaard is the spouse of Robin Kirkegaard. Kirk D. & Robin Kirkegaard hold promissory notes with principal and interest outstanding as of April 11, 2018 in the amount of $350,863 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 280,690 shares. Kirk D. & Robin Kirkegaard hold warrants to purchase an aggregate of 87,500 common shares exercisable at the price of $2.50 per share. To date, Kirk D. & Robin Kirkegaard have not converted any portion of their promissory notes or exercised any portion of their warrants into our common shares and none of the shares issuable to them upon conversion of the notes or exercise of the warrants are being registered.

(9) Andrew Kirkegaard, the son of Kirk D. & Robin Kirkegaard, purchased a $50,000 10% promissory note that included warrants to purchase 12,500 of our common shares at the price of $2.50 per share. Dana Kirkegaard, the daughter of Kirk D. & Sarah Kirkegaard, purchased a $50,000 10% promissory note that included warrants to purchase 12,500 of our common shares at the price of $2.50 per share. Sarah Kirkegaard, the daughter of Kirk D. & Robin Kirkegaard, purchased a $50,000 10% promissory note that included warrants to purchase 12,500 of our common shares at the price of $2.50 per share. Andrew, Dana and Sarah Kirkegaard are over the age of 18 and do not reside with one another and do not reside in the same household as Kirk D. & Robin Kirkegaard. To date, Kirk D., Robin, Andrew, Dana and Sarah Kirkegaard have not converted any portion of their promissory notes or exercised their warrants into our common shares. None of the shares issuable upon conversion of the notes or exercise of the warrants by Kirk D., Robin, Andrew, Dana or Sarah are being registered. Additionally, Robin, Andrew, Dana and Sarah do not hold shares of our common stock.

(10) Anthony LaBarbera holds promissory notes with principal and interest outstanding as of April 11, 2018 in the amount of $254,979 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 203,984 shares. To date, Mr. LaBarbera has not converted any portion of his promissory notes into our common shares and none of the shares issuable to him upon conversion of his notes are being registered.

(11) Covariant Inc. is a C corporation controlled by Neil Beesley.

(12) Kenneth & Barbara Newbrough hold promissory notes with principal and interest outstanding as of April 11, 2018 in the amount of $100,411 which is convertible into our common shares at the price of $1.25 per share or an aggregate of 80,329 shares. To date, Kenneth & Barbara Newbrough have not converted any portion of the promissory notes into our common shares and none of the shares issuable to them upon conversion of the notes are being registered.

(13) Sonia Kasses is the grandmother of Edward Margolin, our Founder, Chief Executive Officer, President and Director.

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Prospective investors were invited to review at our offices, at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the shares available for trading on the OTC Markets OTCQB, investors should consider any secondary market for our common shares to be a limited market. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain following: (1) the names of issuers, officers, and directors; (2) an issuer's balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals published that many states expressly recognize are Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 50,000,000 shares of common stock, with a par value of $0.001 per share, of which 10,000,000 shares are issued and outstanding and held by 49 stockholders of record, and 1,000,000 shares of Series A preferred stock, with a par value of $0.001 per share, held by one (1) stockholder, Edward Margolin, our Founder, President, Chief Executive Officer and Director.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our preferred stock described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future payment of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

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Holders of our common stock have no preemptive rights.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

Convertible Notes

There are 1,676,697 common shares issuable upon the conversion of promissory notes at the fixed price of $1.25 per share with principal and interest of approximately $2,095,869 outstanding as of the date of this prospectus as summarized below.

Loan Amount	Loan Date	Maturity Date	Interest Rate	Total Principal and Interest Due	Conversion Price	Shares Issuable Upon conversion
$12,500	8/26/2015	5/26/2018	13.33%	$12,711	1.25	10,169
$100,000	8/28/2015	11/28/2018	13.33%	$101,617	1.25	81,293
$600,000	10/1/2015	2/1/2019	13.33%	$602,251	1.25	481,801
$25,000	4/26/2016	4/26/2018	10.00%	$25,522	1.25	20,418
$25,000	4/27/2016	7/27/2018	10.00%	$25,515	1.25	20,412
$12,500	5/2/2016	5/2/2018	10.00%	$12,741	1.25	10,192
$12,500	6/10/2016	6/10/2018	10.00%	$12,607	1.25	10,086
$12,500	12/16/2016	3/19/2019	10.00%	$12,585	1.25	10,068
$60,000	2/28/2017	2/28/2019	12.00%	$60,828	1.25	48,663
$150,000	4/7/2017	4/7/2019	12.00%	$150,197	1.25	120,158
$100,000	4/18/2017	4/18/2018	10.00%	$102,308	1.25	81,847
$75,000	7/18/2017	7/18/2018	12.00%	$77,084	1.25	61,667
$20,000	9/22/2017	9/21/2018	10.00%	$20,101	1.25	16,081
$100,000	9/28/2017	9/28/2018	12.00%	$100,411	1.25	80,329
$100,000	10/1/2017	9/26/2018	12.00%	$100,312	1.25	80,250
$25,000	12/15/2017	12/15/2018	10.00%	$25,176	1.25	20,141
$150,000	2/5/2018	2/5/2019	10.00%	$152,671	1.25	122,137
$50,000	4/1/2018	4/1/2020	10.00%	$50,123	1.25	40,099
$50,000	4/1/2018	4/1/2020	10.00%	$50,123	1.25	40,099
$250,000	4/2/2018	4/2/2020	10.00%	$250,616	1.25	200,493
$100,000	4/2/2018	4/2/2020	10.00%	$100,247	1.25	80,197
$50,000	4/2/2018	4/2/2020	10.00%	$50,123	1.25	40,099
Total	_____	_____	_____	$2,095,869	_____	1,676,699

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Outstanding Warrants

On April 1 and 2, 2018, we sold an aggregate of $500,000 of two-year convertible promissory notes (“Promissory Notes”) with five-year warrants to purchase up to 125,000 of our common shares (the “Warrants”) at the price of $2.50 per share at any time until April 2023 as follows:

·	Kirk D. Kirkegaard purchased a $250,000 10% Promissory Note that included Warrants to purchase 62,500 of our common shares.
·	Robin Kirkegaard, the spouse of Kirk D. Kirkegaard, purchased a $100,000 10% Promissory Note that included Warrants to purchase 25,000 of our common shares.
·	Andrew Kirkegaard, the son of Kirk D. & Robin Kirkegaard, purchased a $50,000 10% Promissory Note that included Warrants to purchase 12,500 of our common shares.
·	Dana Kirkegaard, the daughter of Kirk D. & Robin Kirkegaard, purchased a $50,000 10% Promissory Note that included Warrants to purchase 12,500 of our common shares.
·	Sarah Kirkegaard, the daughter of Kirk D. & Robin Kirkegaard, purchased a $50,000 10% Promissory Note that included Warrants to purchase 12,500 of our common shares.

Options under Employment Agreements

Under the terms of the employment agreement with our Chief Financial Officer, David Hexter, we are obligated to issue the following options to Mr. Hexter:

·	Commencing on March 31, 2018, options to purchase 16,667 of our common shares (an aggregate of 200,000 shares) on the last day of each month for a period of twelve (12) months. These options shall vest on each monthly vesting date and are exercisable at the price of $1.25 per share for a period of seven (7) years, subject to continued employment on each applicable vesting date.
·	Commencing on March 31, 2018, options to purchase 8,333 common shares (an aggregate of 300,000 shares) on the last day of each month for a period of thirty-six (36) months. The options shall vest on each monthly vesting date and are exercisable at the price of $1.25 per share for a period of seven (7) years, subject to continued employment on each applicable vesting date.
·	From March 1, 2019 through February 28, 2021, if in any month we have gross monthly revenues of less than $416,667 during the preceding calendar month, the cash compensation paid to our Chief Financial Officer is reduced and, in accordance with his agreement, he will receive 12,500 stock options exercisable at the closing price of our common stock on the principal trading market of the shares on the last trading day of that month.

To date, an aggregate of 25,000 of Mr. Hexter’s options have vested.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.001 per share, which has been designated as Series A Preferred Stock. All outstanding shares of our Series A Preferred Stock are validly issued, fully paid and non-assessable.

The Series A Preferred Stock has the following rights and preferences:

·	Each one (1) share is entitled to fifty (50) votes per share on all matters submitted to our common stockholders;
·	The Series A Shares are not convertible into common shares; and
·	The Series A Shares are redeemable in whole by us for the price of $5,000 at the option of the holder.

So long as any of the Series A Shares are outstanding, we cannot take the following actions without the consent of the holders of 100% of the Series A Shares:

·	amend, alter, waive or repeal, whether by merger consolidation, combination, reclassification or otherwise, the Articles of Incorporation or Bylaws;
·	create, authorize or issue any class or series or shares of any class of capital stock; or
·	amend the rights and preferences of the Series A Shares.

As of the date of this prospectus, we have 1,000,000 shares of Series A Preferred Stock outstanding, each entitled to fifty (50) votes per share. Our Founder, Chief Executive Officer, President and Director, Edward Margolin, holds 1,000,000 shares of our Series A Preferred Stock and 5,555,125 common shares which provide him with an aggregate of 55,555,125 votes of 60,000,000 votes or 92.59% of the votes on all matters presented to a vote of our stockholders. As such, Mr. Margolin has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Margolin’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

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Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

·	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
·	The interested shareholder has owned at least eighty percent (80%) of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
·	The interested shareholder is the beneficial owner of at least ninety percent (90%) of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
·	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than ten percent (10%) of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless: (i) our Board of Directors approved such acquisition prior to its consummation; or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to twenty percent (20%) or more of the total voting power in an election of directors.

MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS

There is presently no established public trading market for our common stock. We anticipate on applying for trading of our common stock on the OTC Markets OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Markets or, if traded, that a public market will materialize.

Holders

As of the date of this registration statement, we had 49 holders of our common stock.

Transfer Agent and Registrar

Pacific Stock Transfer is currently the transfer agent and registrar for our common stock. Pacific Stock Transfer’s address is 6725 Via Austin Parkway, Suite 300 Las Vegas, NV 89119. Its phone number is (800) 785-7782.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

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Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in our best interest and our shareholders to do so.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

·	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
·	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
·	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
·	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets OTCQB Qualification for Quotation

To have our shares of common stock on the OTC Markets OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately two (2) to eight (8) weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

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Sales of Our Common Stock Under Rule 144

We presently have 10,000,000 common shares outstanding. Of these shares 4,444,875 common shares are held by non-affiliates and 5,555,125 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933 defines as restricted securities. We are registering 1,846,419 shares held by non-affiliates in this offering. We are not registering shares held by affiliates in this offering. The remaining non-affiliate shares as well as all of the affiliates’ shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2018, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2018, including a Form 10-K for the year ended December 31, 2018, assuming this registration statement is declared effective before that date. At or prior to December 31, 2018, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than five hundred (500) shareholders and total assets of more than $10,000,000 on December 31, 2018. If we do not file a registration statement on Form 8-A at or prior to December 31, 2018, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Markets OTCQB, and our officers, directors and ten percent (10%) stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).  Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

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OUR BUSINESS

Overview

The “Company”, “us”, “we” and “our” refer to Fraud Protection Network, Inc., a Florida corporation. We were incorporated in the state of Florida on August 4, 2012 to commercialize subscription-based identity theft protection services and authentication and risk mitigation services.

We provide consumer credit and identity solutions, both direct-to-consumers as well as to enterprise customers. A commitment to technology enables the Company to deliver innovative, customized solutions designed to meet our customer’s specific needs. The Company’s consumer services include subscription-based identity theft protection services as well as peer to peer tenant screening. The Company’s enterprise solutions include Credit PreScreening, Loan PreQualification, software development, and EI3PA hosting services. The Company’s customers are located in the United States.

Our principal executive office is located at 2500 E. Hallandale Beach Blvd., Suite 404, Hallandale Beach, Florida 33009. Our telephone number is 855-203-0683. Our website is www.fraudprotectionnetwork.com and is not part of this prospectus.

Our auditors have included a “going concern” explanatory paragraph in their audit opinion meaning that we face uncertainties that our business will not succeed or be viable. Additionally, it is likely that we will need additional capital or additional financing in the future, and if such financing is not available to us on acceptable terms, our business may suffer or fail as a result.

We incurred net losses of $1,312,220 and 1,513,150 for the years ended December 31, 2017 and 2016, respectively. We had revenues of $680,720 and $60,138 for the years ended December 31, 2017 and 2016, respectively.

We are dependent upon the sale of securities to fund our operations. From our inception through the date of this prospectus, we received aggregate proceeds of $6,898,180 from the sale of our securities, of which $2,482,500 was from the sale of promissory notes bearing interest at rates from 10.0% to 13.33% and $4,415,680 was from the sale of 3,942,875 shares of our common stock at prices ranging from $0.50 to $1.25 per share.

As of the date of this Prospectus, we had cash on hand of approximately $510,000 for our operational needs. Currently, our operating expenses are approximately $240,000 per month. After this registration statement is declared effective, our operating expenses will be approximately $250,000 per month If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs we would have available cash for our operating needs for approximately two (2) months.

Operations

We provide subscription-based identity theft protection services and credit products direct-to-consumers, and identity authentication and risk mitigation services to enterprises throughout the United States. We are considered a Consumer Reporting Agency which enables us to assist consumers with credit and fraud disputes as well as identity resolution services.

Our direct-to-consumer services are principally marketed to customers of our clients and/or partners and are typically branded and tailored to meet our client’s/partner’s specifications. One such branded product consists of over 10,000 subscribers on our unique resident amenity Resident-Link, which provides both identity theft and rental credit reporting. Our direct-to-consumer services include daily monitoring of our subscribers’ credit files at one or all three of the major credit reporting agencies, Equifax, Experian and TransUnion. We deliver our services online or by email or text alerts. We also offer credit score analysis tools, credit education, a consumer fraud resource center and identity theft cost coverage.

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Our direct-to-consumer services enable our subscribers to:

·	Guard against identity theft and its detrimental effects by continuously monitoring their credit files at one or all three major credit reporting agencies for changes that may indicate identity theft. Based on such information, subscribers may take actions to prevent or mitigate identity theft and speak to our identity theft customer service specialists.
·	Review their credit profiles in an easy to understand format, analyze their credit records and credit scores and keep informed of changes to their credit records on a daily, monthly or quarterly basis. Using our services, subscribers may verify the accuracy of, and monitor changes to, their credit records at the credit reporting agencies. Our services also help subscribers learn how their credit scores change with varying events and how to correct errors on their credit reports.
·	Improve their credit scores by coordinating rent payment history to credit reporting agencies.

We maintain our infrastructure and software at the highest security clearance required by any credit bureau, originally obtaining Experian’s Independent Third-Party Assessment (EI3PA) Level I certification in 2014. We continue to maintain this security level with annual third-party audits and have also been recognized by Experian as an Authorized Technical Provider.

Our primary business clients are enterprises seeking unique credit and credit software solutions, like our loan prequalification software (PreQual Solutions) and credit prescreening services (PreScreen Services). Additionally, we provide EI3PA hosting services as well as customized software development to meet the specific needs of our clients.

Consumer Products

Our consumer products and services are summarized below:

Product	Key Product Features
RapID PRO™	Identity Theft Protection with real-time fraud alerts, credit monitoring, full Experian credit report & score
Credit Report and Score	Experian Credit Reports and Credit Scores
Resident-Link	Combines RapID PRO™ with on-time Rental Payment Reporting
RentConnect	Peer-to-Peer Tenant Screening

RapID PRO™

Our identity theft protection platform RapID PRO™ (an acronym for Real-time Alerts, Personal IDentification PROtection) is a subscription-based consumer product with the following features:

·	Real-time Fraud Alerts
·	3-Bureau Credit Monitoring
·	Full Experian Credit Report & Score
·	Address Monitoring
·	Public Records Monitoring
·	RapID Resolution Victim’s Assistance
·	24/7/365 Customer Support
·	$25,000 Service Guarantee

Direct-to-Consumer Credit Report and Score

We sell Experian, Equifax and TransUnion credit reports and credit scores directly to consumers.

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Resident-Link

In early 2017, we launched Resident-Link, which is a subscription-based consumer product that combines identity theft protection (RapID PRO™) with on-time rental payment reporting, allowing the tenant to simultaneously build and protect their credit.

RentConnect (Peer-to-Peer Tenant Screening)

RentConnect allows prospective tenants to connect with property owners through a secure website connection. Tenants are able to receive and share their Experian credit report and credit score as well as share their criminal and eviction history with potential landlords. The platform’s design protects both the potential tenant and the property owner while delivering quality reports for landlords to make informed leasing decisions.

Enterprise Products

Our enterprise products and services are offered to our business customers and are summarized below:

Product	Key Product Features	Date Product Offered	Target Clients
PreQual Solutions	Loan / Credit Prequalification Software	06/2016	Mortgage Lenders, Personal Loan Providers, Credit Card Companies
PreScreen Services	PreScreened Credit and Prospect Trigger programs	12/2016	Mortgage Lenders, Personal Loan Providers, Credit Card Companies
Tenant Screening	Includes: credit report & score, comprehensive criminal & eviction background checks, and verification services	08/2014	Property Managers
Employee Screening	Includes: Employment Insight Credit Report, comprehensive criminal background check, and verification services	04/2015	Small Business Owners

PreQual Solutions (Loan Prequalification Services)

Our Loan Prequalification Software (PreQual Solutions) offers a credit driven prequalification service using a simple, web-based software solution. PreQual Solutions may be utilized by lenders for mortgage loans, auto loans, personal loans, credit cards and similar facilities.

PreScreen Services (Credit Prescreening Services)

Our Credit Prescreening Services (PreScreen Services) provide lists of credit-qualified consumer data to lenders for the extension of a Firm Offer of Credit (FOC). PreScreen Services can generate a single list or may be used as a monthly service, generating new consumer leads when certain activity (i.e. new credit inquiry) is detected on a target population.

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Tenant and Employee Screening

Our employer and tenant tools are designed to provide a complete profile of an individual’s financial stability and background with customizable reports. Clients choose the depth of reporting they desire by selecting the reports features:

·	Credit Report provides a complete credit history from Experian, including exclusive RentBureau® data.
·	Credit Score provides a VantageScore 3.0 or FICO score.
·	Comprehensive Background Check provides a detailed background report compiled from 1,200 databases that includes the prospective tenant and/or employee’s social security number verification, known alias report, address verification, national criminal record, sex offender, and national evictions database search results.
·	OneGlobe International Criminal Database Search provides international solution searches of over 190 million records sourced from governments, courts and other criminal data sources.

Customizable search criteria include:

·	3 yr. Driving Abstract (Record)
·	Employee Monitoring
·	Drug Screening
·	Vendor/Supplier Screening
·	Bankruptcies – All Chapters (7, 11, 12, or 13)
·	Civil Actions and Tax Liens – Judgements and Tax Liens (paid and unpaid)
·	Derogatory Trade Lines – Foreclosure, Repossession, Charge-off and Collection
·	Delinquencies – Past due accounts (30, 60, 90, 120-180)
·	Criminal Records – National Criminal Records Search; all data is vetted at the county level

Other Enterprise Solutions

Our other enterprise products are summarized below: Our technical provider products are summarized in the chart below:

Service	Key Product Features	Target Clients
Peer-to-Peer Tenant Screening (SaaS)	Includes: credit report & score, comprehensive criminal & eviction background check	Consumer Reporting Agencies
Loan / Credit Prequalification (SaaS)	Customizable matching algorithm quickly compares credit data with client’s qualifying criteria	Consumer Reporting Agencies
Fully Managed Hosting	PCI DSS & EI3PA Level 1 compliant infrastructure	Experian Resellers
Software Development	Custom software development	End Users and Resellers (i.e. Consumer Reporting Agencies) of credit data solutions

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Software as a Service (SaaS)

We offer proprietary software platforms we have created to other consumer reporting agency resellers. These companies license our software, which enables them to offer credit solutions to their clients. We implement, maintain and host the software, which generates upfront and ongoing fee revenue.

Platforms Currently Available to License:

·	Peer-to-Peer Tenant Screening Software (based on RentConnect)
·	Loan Prequalification Software (based on PreQual Solutions)

Fully Managed EI3PA Level 1 Hosting

All of our technology, and the data we process and/or store, is secured. The infrastructure and security controls conform to PCI DSS & EI3PA Level 1, and all components of our technology is reviewed by an independent third party (QSA). In 2016, we began offering Managed Hosting. Unlike traditional hosting companies that only provide the infrastructure, we provide the infrastructure and manage the security and hardening of all operating systems, application software, access points, and integrations.

Software Development

We also offer customization services for all of our products.

Revenues by Product

Our revenues for the years ended December 31, 2017 and 2016 are summarized below.

Product	Category	Twelve (12) Months Ended 12/31/2017	Twelve (12) Months Ended 12/31/2016
Resident-Link	Consumer Products	$272,040	$0
Software Development	Other Enterprise Products	$198,996	$9,000
Pre-Screen Services	Enterprise Products	$121,815	$0
PreQual Solutions	Enterprise Products	$31,813	$0
Tenant and Employee Screening	Enterprise Products	$30,020	$24,418
RentConnect	Consumer Products	$11,580	$7,891
Managed EI3PA Hosting	Other Enterprise Products	$10,000	$15,000
RapID PRO™ (includes Credit Report & Score for 2016)	Consumer Products	$3,338	$3,829
Credit Report & Score	Consumer Products	$1,118	$0
Total Revenues		$680,720	$60,138

Sales Agents & Relationships

We use sales agent relationships to increase sales efforts. Through referral agreements with credit reporting and other companies, we foster mutually beneficial relationships that allow them to market our products to their clients or members and earn a commission. Our products and services are deployed across their networks as value-add solutions or member benefits. These relationships increase conversion rates and generate revenue for us and commissions to the sales agent.

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Marketing

We receive the majority of our customers through our Sales Agency Relationships described above.

Our business-to-business selling efforts are predominately handled by our internal sales force as follows:

·	Employment Screening Services – promotes employee screening as well as introducing the RapID PRO™ platform as a Voluntary Employee Benefit.
·	Tenant Screening Services – promotes both the enterprise and peer-to-peer tenant screening programs to property managers and property owners.
·	Technology Services – promoting SaaS and Hosting Services to other credit reporting agencies.

Competition

Our competitors are large national or regional entities that have substantially greater financial, marketing and other resources than we have.

The identify theft marketplace is very competitive, with a number of new and established companies offering products and services that compete with those offered by us. RapID PRO™ will face competition from its direct competitors (LifeLock, Identity Guard, Identity Force, All Clear ID, TrustedID, and more), the credit bureaus themselves (Experian, TransUnion, and Equifax), as well as other companies such as Credit Karma providing similar services.

There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Intellectual Property

We own three registered tradenames, Fraud Protection Network, Resident-Link and RapID PRO™. Trademarks and trade names distinguish the various companies from each other. Despite our trademarks, there are many subtleties that exist in our product descriptions, offerings and names that can easily confuse customers. If our customers cannot distinguish our products from our competitors or if we are unable to protect our intellectual property, including trade secrets and other unpatented intellectual property, our competitors could use our intellectual property to market and deliver similar services, decreasing the demand for our services.

Employees

We presently have thirteen (13) full-time employees as follows:

·	Edward Margolin, our Founder, Chief Executive Officer, President and Director,
·	David Hexter, our Chief Financial Officer,
·	Ryan Moore, our Chief Operating Officer,
·	Jesse Causey, our Chief Technology Officer,
·	Six (6) clerical persons, and
·	Three (3) software development persons.

We also use the services of four (4) part-time sales persons.

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Facilities

We occupy approximately 2,300 square feet, located 2500 E. Hallandale Beach Blvd., Suite 404, Hallandale Beach, Florida 33009, pursuant to a lease agreement that expires on May 31, 2018. We pay annual rent of approximately $36,000. We believe that our current facilities are adequate to meet our needs for the foreseeable future.

Research and Development

We have not spent funds on research and development since our inception. Research and development has been completed by Edward Margolin, our Founder, Chief Executive Officer, President and Director or under his supervision.

Government Regulation

Our businesses are subject to regulation under the Fair Credit Reporting Act (together with regulations thereunder, “FCRA”), the Gramm-Leach-Bliley Act (the “GLBA”), the Driver’s Privacy Protection Act (the “DPPA”), the Health Insurance Portability and Accountability Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Federal Trade Commission Act (the “FTC Act”) and various other federal, state and local laws and regulations. These laws and regulations, which generally are designed to protect the privacy of the public and to prevent the misuse of personal information available in the marketplace, are complex, change frequently and have tended to become more stringent over time. We already incur significant expenses in our attempt to ensure compliance with these laws. Currently, public concern is high with regard to the operation of credit reporting agencies in the United States, as well as the collection, use, accuracy, correction and sharing of personal information, including Social Security numbers, dates of birth, financial information, medical information, department of motor vehicle data and other behavioral data. In addition, many consumer advocates, privacy advocates, legislatures and government regulators believe that existing laws and regulations do not adequately protect privacy and have become increasingly concerned with the use of this type of personal information. As a result, they are lobbying for further restrictions on the dissemination or commercial use of personal information to the public and private sectors. Additional legislative or regulatory efforts in the United States could further regulate credit reporting agencies and the collection, use, communication, access, accuracy, obsolescence, sharing, correction and security of this personal information. In addition, any perception that our practices or products are an invasion of privacy, whether or not consistent with current or future regulations and industry practices, may subject us to public criticism, private class actions, reputational harm, or claims by regulators, which could disrupt our business and expose us to increased liability.

Public concern regarding identity theft also has led to more transparency for consumers as to what is in their credit reports. We provide credit reports and scores and monitoring services to consumers for a fee, and this income stream could be reduced or restricted by legislation that requires us to provide these services to consumers free of charge. For example, under U.S. federal law today, credit reporting agencies such as Experian are required to provide consumers with one credit report per year free of charge.

The following legal and regulatory developments also could have a material adverse effect on our business, financial condition or results of operations:

·	amendment, enactment or interpretation of laws and regulations that restrict the access and use of personal information and reduce the availability or effectiveness of our solutions or the supply of data available to customers;
·	changes in cultural and consumer attitudes in favor of further restrictions on information collection and sharing, which may lead to regulations that prevent full utilization of our solutions;
·	failure of data suppliers or customers to comply with laws or regulations, where mutual compliance is required;
·	failure of our solutions to comply with current laws and regulations; and
·	failure of our solutions to adapt to changes in the regulatory environment in an efficient, cost-effective manner.

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Changes in applicable legislation or regulations that restrict or dictate how we collect, maintain, combine and disseminate information, or that require us to provide services to consumers or a segment of consumers without charge, could adversely affect our business, financial condition or results of operations. In the future, we may be subject to significant additional expense to ensure continued compliance with applicable laws and regulations and to investigate, defend or remedy actual or alleged violations. Any failure by us to comply with applicable laws or regulations could also result in significant liability to us, including liability to private plaintiffs as a result of individual or class action litigation, or may result in the cessation of our operations or portions of our operations or impositions of fines and restrictions on our ability to carry on or expand our operations. Moreover, our compliance with privacy laws and regulations and our reputation depend in part on our customers’ adherence to privacy laws and regulations and their use of our services in ways consistent with consumer expectations and regulatory requirements. Certain of the laws and regulations governing our business are subject to interpretation by judges, juries and administrative entities, creating substantial uncertainty for our business.

The CFPB, which was established under the Dodd-Frank Act and commenced operations in July 2011, has broad authority over our business. This includes authority to issue regulations under federal consumer financial protection laws, such as under FCRA and other laws applicable to us and our financial customers. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority.

In 2012, credit reporting companies like us became subject to a federal supervision program for the first time under the CFPB’s authority to supervise and examine certain non-depository institutions that are “larger participants” of the consumer credit reporting market. The CFPB conducts examinations and investigations and may issue subpoenas and bring civil actions in federal court for violations of the federal consumer financial laws including FCRA. In these proceedings, the CFPB can seek relief that includes: rescission or reformation of contracts, restitution, disgorgement of profits, payment of damages, limits on activities and civil money penalties of up to $1 million per day for knowing violations. The CFPB has initiated periodic examinations of us and the consumer credit reporting industry, which could result in new regulations or enforcement actions or proceedings.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our business and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected products and services, making them less attractive and restricting our ability to offer them.

Although we have committed resources to enhancing our compliance programs, actions by the CFPB or other regulators against us could result in reputational harm. Our compliance costs and legal and regulatory exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify through supervision or enforcement past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

In October 2013, the Office of the Comptroller of the Currency (the “OCC”) issued updated guidance to national banks and federal savings associations on assessing and managing risks associated with third-party relationships, which include all business arrangements between a bank and another entity, by contract or otherwise. The guidance requires banks to exercise comprehensive oversight throughout each phase of a bank’s business arrangement with third-party service providers and instructs banks to adopt risk management processes commensurate with the level of risk and complexity of its third-party relationships. The OCC expects especially rigorous oversight of third-party relationships that involve certain “critical activities.” In light of this guidance, our existing or potential financial services customers subject to OCC regulation may continue to revise their third-party risk management policies and processes and the terms on which they do business with us, which may adversely affect our relationship with such customers.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report on Form S-1, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Fraud Protection Network, Inc. (“us”, “we” or “our”) offers a diverse portfolio of credit and identity solutions, both direct-to-consumers as well as to enterprise customers. We maintain our infrastructure and software at the highest security clearance required by any credit bureau, originally obtaining Experian’s Independent Third-Party Assessment (EI3PA) Level I certification in 2014. We continue to maintain this security level with annual third-party audits and have also been recognized by Experian as an Authorized Technical Provider.  Our consumer services include Resident-Link, RapID PRO™ and RentConnect. Our enterprise solutions include Credit PreScreening, Loan PreQualification, software development, and EI3PA hosting services. Our customers are located in the United States.

We were incorporated in Florida on August 4, 2012 and our principal place of business is in Hallandale Beach, Florida.

Results of Operations

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Net Revenues

For the year ended December 31, 2017, net revenues were $680,720, compared to $60,138 for the year ended December 31, 2016, an increase of $620,582, or 1,032%, resulting primarily from the commencement of revenues from Resident-Link of $272,040, PreScreen Services of $121,815 and PreQual Solutions of $31,813 as well increased software development revenue of $189,996. For 2018, we plan to focus our efforts on increasing revenues derived from the three new revenue streams as we believe these revenues shall continue to grow for the foreseeable future. Due to the high risks associated with tenant and employee screening, for 2018 we discontinued offering these products, but we shall continue to offer RentConnect as a peer-to-peer solution for tenants.

Sales and Marketing Expenses

For the year ended December 31, 2017, sales and marketing expenses increased to $182,512 from $27,072 for the year ended December 31, 2016, representing an increase of $155,440, or 574%. This increase is primarily attributable to the increase in revenues that occurred in the current year. In particular, referral fees and commissions increased by $127,400 and merchant fees increased by $50,250, partially offset by lower advertising costs by $22,210.

Data Expenses

For the year ended December 31, 2017, data expenses increased to $313,171 from $232,281 for the year ended December 31, 2016, representing an increase of $80,890, or 35%. This increase is primarily attributable to the increase in data purchased from a major credit repository and resulted from our increase in revenues.

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Technology and Software Maintenance Expenses

For the year ended December 31, 2017, technology and software maintenance expenses decreased to $179,409 from $255,170 for the year ended December 31, 2016, representing a decrease of $75,761, or 30%. This decrease is primarily attributable to the successful launch of both the Resident-Link and PreQual Solutions platforms.

General and Administrative Expenses

For the year ended December 31, 2017, general and administrative expenses increased to $1,069,628 from $906,044 for the year ended December 31, 2016, representing an increase of $163,584, or 18%. In particular, payroll and related costs increased by $88,667, professional fees increased by $45,435 and colocation services increased by $14,244. General and administrative expenses during the year ended December 31, 2017 consisted primarily of payroll and related costs, professional fees, colocation services, and rent.

Depreciation and Amortization Expenses

For the year ended December 31, 2017, depreciation and amortization expenses increased to $89,233 from $38,668 for the year ended December 31, 2016, representing an increase of $50,565, or 131%. The increase is primarily attributable to the commencement of amortization of our Resident-Link and Loan PreQualification software platforms of $37,133.

Interest Expense

For the year ended December 31, 2017, interest expense increased to $158,987 from $114,053 for the year ended December 31, 2016, representing an increase of $44,934, or 39%. Interest expense increased primarily due to the receipt of proceeds from the issuance of convertible promissory notes payable, bearing interest from 10% to 12%, in the aggregate amount of $830,000 during the current year. At the holders’ discretion, the promissory notes are convertible into shares of our common stock at a conversion price of $1.25 per share.

Net Loss

For the year ended December 31, 2017, we generated a net loss of $1,312,220 compared to a net loss of $1,513,150 for the year ended December 31, 2016. The decrease in the net loss by $200,930 is primarily due to the increase in net revenues, partially offset by the increase in operating expenses and the increase in interest expense.

Liquidity and Capital Resources

A summary of our cash flows is as follows:

	12 Months Ended December 31,
	2017	2016

Net cash used in operating activities	$(1,138,110)	$(1,400,727)
Net cash used in investing activities	(306,859)	(149,192)
Net cash provided by financing activities	1,451,875	1,549,055
Net increase (decrease) in cash	$6,906	$(864)

Net Cash Used in Operating Activities

Net cash used in operating activities during the year ended December 31, 2017 resulted primarily from a net loss of $1,312,220, an increase in prepaid expenses and other current assets by $37,594 and an increase in accounts receivable by $32,069, partially offset by an increase in accounts payable of $111,045, depreciation and amortization of $89,233 and an increase in accrued expenses and other current liabilities of $41,235.

Net cash used in operating activities during the year ended December 31, 2016 resulted primarily from a net loss of $1,513,150, partially offset by depreciation and amortization of $38,668 and an increase in accrued expenses and other current liabilities of $31,002.

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Net Cash Used in Investing Activities

Net cash used in investing activities for the year ended December 31, 2017 related to the capitalization of software development costs of $230,006 and purchases of property and equipment of $76,853.

Net cash used in investing activities for the year ended December 31, 2016 related to the capitalization of software development costs of $98,959 and purchases of property and equipment of $50,233.

Net Cash Provided by Financing Activities

Net cash provided by financing activities during the year ended December 31, 2017 resulted primarily from proceeds of $830,000 from the sale of convertible promissory notes payable, proceeds from the sale of treasury shares of $674,375, partially offset by the repayment of a loan from a related party of $40,000.

Net cash provided by financing activities during the year ended December 31, 2016 resulted from proceeds from the sale of treasury shares of $1,373,805 (of which $200,000 was for shares to be issued), proceeds of $140,000 from the sale of convertible promissory notes payable, and proceeds from a loan from a related party of $35,250.

Historical Financings

Historically, our primary source of liquidity is proceeds from issuances of debt and equity securities. The primary uses of cash are payroll and related expenses, software development costs, data costs and professional fees.

During the years ended December 31, 2017 and 2016, we issued convertible promissory notes in exchange for aggregate cash proceeds of $830,000 and $140,000, respectively. The notes are convertible into shares of our common stock at any time from the date of issuance through the respective maturity date at the option of the holder at a fixed conversion price of $1.25 per share. The notes bear interest at rates ranging from 10% to 13.33% per annum and require monthly or quarterly interest payments through maturity. As of the date of this prospectus, we have $2,080,000 of convertible promissory notes payable outstanding.

During the years ended December 31, 2017 and 2016, we sold an aggregate of 539,500 and 1,019,044 treasury shares in exchange for aggregate proceeds of $674,375 and $1,173,805, respectively.

Our existence is dependent upon management’s ability to grow our revenues and/or obtain additional funding. If our Board determines to raise capital and is unsuccessful and we are unable to increase revenues, we believe that we will need to reduce operating expenses or cease operations. There can be no assurance that our efforts will result in profitable operations or the resolution of our liquidity problems.

In their report dated April 16, 2018, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the year ended December 31, 2017 concerning our assumption that we will continue as a going concern. Our ability to continue as a going concern is an issue raised because of our recurring losses from operations and working capital deficit.

Required Capital Over the Next Fiscal Year

As of April 10, 2018, we had a cash balance of approximately $510,000. In April 2018, we secured an additional $500,000 from the issuance of convertible promissory notes. With the additional cash raised in the financing and the growth in our revenues, we believe that we have sufficient cash to allow us to implement our long-term business plan. If our growth is slower than anticipated, we may need to raise at least $500,000 in the fourth quarter to continue to fund operations.

Our cash balances are kept liquid to support our growing infrastructure needs. The majority of our cash is concentrated in large financial institutions.

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Critical Accounting Policies and Estimates

In response to financial reporting release FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, from the SEC, we have selected our more subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on our financial condition. The accounting estimates are discussed below and involve certain assumptions that, if incorrect, could have a material adverse impact on our results of operations and financial condition.

Revenue Recognition and Deferred Revenue

We recognize revenue when: (i) persuasive evidence of an arrangement exists; (ii) the fees are fixed or determinable; (iii) no significant obligations remain; and (iv) collection of the related receivable is reasonably assured. We report revenues for transactions in which we are the primary obligor on a gross basis and revenues in which it acts as an agent (earning a fixed percentage of the sale) on a net basis, (net of related costs). Credits or refunds are recognized when they are determinable and estimable.

The following policies reflect specific criteria for the various products and services offered us:

RapID PRO™ revenue consists of monthly fees derived from end consumers for personal identity theft protection. This platform includes: real-time fraud alerts, monitoring at all three of the major credit reporting agencies, full Experian credit report and score, customer support and a $25,000 service guarantee. A basic level of this product is also available that includes monitoring at one major credit reporting agency for a lower price. The subscriber is typically billed on a monthly basis. This revenue is recognized pro rata over the period of membership. Subscriptions to RapID PRO™ start on the day of the month the subscriber signs up for service and renew monthly on the same day of the month until such time the subscription is canceled. Therefore, at the end of each quarter, a portion of revenue from these subscriptions is not yet earned and is therefore deferred. Deferred revenue represents the amount of subscription revenue received in excess of the portion recognized as revenue and it is included in current liabilities in the accompanying balance sheets.

Resident-Link revenue consists of monthly fees derived from end consumers for personal identity theft protection with the additional benefit of rental payment reporting. This platform combines all the benefits of RapID PRO™ with on-time rental payment reporting, thereby allowing tenants to build and protect their credit. The subscriber is typically billed on a monthly basis. This revenue is recognized pro rata over the period of membership. Subscriptions to Resident-Link start on the day of the month the subscriber signs up for service and renew monthly on the same day of the month until such time the subscription is canceled. Therefore, at the end of each quarter, a portion of revenue from these subscriptions is not yet earned and is therefore deferred. Deferred revenue represents the amount of subscription revenue received in excess of the portion recognized as revenue and it is included in current liabilities in the accompanying balance sheets. Deferred costs represent the amount of referral fees owed to Resident-Link referral partners in excess of the portion recognized as expense and it is included in current assets in the accompanying balance sheets.

RentConnect revenue consists of fees derived from individuals who are prospective tenants for the purposes of peer-to-peer tenant screening. This platform allows prospective tenants to connect with property owners through a secure website connection. Tenants are able to receive and share their Experian credit report and credit score as well as share their criminal and eviction history with potential landlords. This revenue is recognized on a pay-per-click basis when the consumer requests his credit information through the web portal.

Credit PreScreening revenue consists of fees derived from enterprises whereby we provide lists of “credit-qualified” consumer data to lenders for purposes of the extension of a Firm Offer of Credit (“FOC”). Credit PreScreening revenues can generate a single list or may be used as a monthly service in which customers pay a monthly program fee plus a trigger fee for each new consumer lead generated when certain activity (i.e. new credit inquiry) is detected on a target population provided by the customer. This revenue is recognized on a monthly basis based on activity.

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Loan PreQualification revenue consists of fees derived from enterprises whereby our loan prequalification software (PreQual Solutions) offers a credit driven prequalification service using a web-based software solution. PreQual Solutions may be utilized by lenders for mortgage loans, auto loans, personal loans, credit cards and similar facilities. This revenue is recognized on a monthly basis based on activity.

Managed hosting revenue consists of revenues derived from enterprises whereby we provide the infrastructure and manages the security and hardening of all operating systems, application software, access points, and integrations of the client’s software. Our technology as well as the data we process and/or store is secured. Our infrastructure and security controls conform to PCI DSS Level 1 and EI3PA Level 1, and all components of our technology is reviewed by an independent third party. The customer is billed on a monthly basis for hosting services.

Software development revenue consists of fees derived primarily from the development of a new online platform that will help consumers make better decisions regarding their credit. We capitalize the expenditures associated with this software development as we have entered into a joint venture agreement with our customer whereby we will share in the future profits derived from the platform. Software development revenue also includes fees derived from the development of the Credit PreScreening platform that launched in May 2017. This revenue is recognized immediately as services are rendered.

Tenant and employee screening revenue consists of fees derived from enterprises utilizing our employer and tenant tools, on a pay-per-click basis, which are designed to provide a complete profile of an individual’s financial stability and background with customizable reports. Clients choose the depth of reporting they desire by selecting from various report features. The customer is typically billed on a monthly basis.

Software Development Costs

Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Long-Lived Assets

We assess potential impairment to our long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances considered by us in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results, significant changes in the use of the assets, significant negative industry or economic trends, a significant decline in our stock price for a sustained period of time, and changes in our business strategy. An impairment loss is recorded when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds fair value and is recorded as a reduction in the carrying value of the related asset and an expense to operating results. Based upon management’s assessment, there were no indicators of impairment of its long-lived assets at December 31, 2017 and 2016.

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Fair Value of Financial Instruments

For certain of our financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses and other current liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments.

Related Party Transactions

See Note 10 to our financial statements included herein for a discussion of recent accounting pronouncements.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

See Note 2 to our financial statements included herein for a discussion of recent accounting pronouncements.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Edward Margolin	37	Founder, Chief Executive Officer, President and Director
Ryan Moore	37	Chief Operating Officer
David Hexter	49	Chief Financial Officer
Jesse Causey	43	Chief Technology Officer

Edward Margolin, Founder, Chief Executive Officer, President and Director

Since our inception on August 4, 2012 to present, Edward Margolin has been our Founder, Chief Executive Officer, President and sole Director.

Mr. Margolin graduated from high school in 1999 located in North Miami Beach Florida.

Mr. Margolin spends approximately seventy (70) hours each week on our business. As our Chief Executive Officer, President and Director, Mr. Margolin provides his experience in our day-to-day operations.

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Ryan Moore, Chief Operating Officer

From July 1, 2014 to present, Ryan Moore has been our Chief Operating Officer.

From January 2012 through February of 2013, Mr. Moore was a realtor at Keller Williams in Orlando, Florida. From February 2013, to June 2014, Mr. Moore served as the business development director of NuView IRA, Inc., located in Ft. Lauderdale, Florida. From September 29, 2014, to present Mr. Moore has been the owner of RTM Enterprises LLC, a Florida limited liability company where he provides real estate financial consulting services.

Mr. Moore received a Bachelor’s Degree in business from The University of South Florida in April 2004.

Mr. Moore spends approximately 40 hours each week on our business. As our Chief Operating Officer, Mr. Moore provides his experience in operations, project management, business strategy and product development he obtained through his studies and consulting services.

In the prior five years, Mr. Moore has not served as an officer and/or a director of any publicly traded companies.

David Hexter, Chief Financial Officer

Since March 6, 2018, David Hexter has been our Chief Financial Officer. From September 2016 through March 5, 2018, Mr. Hexter was the Corporate Controller of Forward Industries, Inc., a NASDAQ listed issuer. From May 2014 through March 2017, Mr. Hexter served as Chief Financial Officer and Treasurer of Fuse Medical, Inc., a company quoted by the OTC Markets Interdealer Quotation System.

Mr. Hexter has served as the principal of David A. Hexter, CPA, P.A. since December 2005. Prior to his appointment as our CFO, Mr. Hexter provided us with accounting services from January 10, 2018 to March 5, 2018.

Mr. Hexter spends approximately 40 hours each week on our business. As our Chief Financial Officer, Mr. Hexter provides his 19 years of experience in accounting and financial reporting for private and public companies listed on NASDAQ and quoted by the OTC Markets, in addition to public accounting.

Mr. Hexter has been licensed as a certified public accountant in the state of Florida since 1999.

Jesse Causey, Chief Technology Officer

From December 7, 2017 to present, Jesse Causey has been our Chief Technology Officer. From December 2012, until December 7, 2017, Mr. Causey was employed as our systems engineer.

Mr. Causey is licensed as a Systems Certified Network Associate by Miami Technical Institute.

Mr. Causey spends approximately 60 hours each week on our business. As our Chief Technology Officer, Mr. Causey provides his experience in data security to our operations.

In the prior five years, Mr. Causey has not served as an officer and/or a director of any publicly traded companies.

Family Relationships

Sonia Kasses, the holder of 20,000 of our common shares, is the grandmother of Edward Margolin, our Founder, Chief Executive Officer, President and Director. There are no other family relationships between our officers and directors and our shareholders.

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Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten (10) years. No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

·	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time.
·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses).
·	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.
·	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
·	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.
·	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
·	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities for the years ending December 31, 2017 and 2016.

Name and Principal Position	Year Ended Dec 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Margolin, Founder, Chief Executive Officer, President and Director (1)	2017 2016	$170,000 $130,000	$111,438 $156,499	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$281,438 $286,499
Ryan Moore, Chief Operating Officer	2017 2016	$84,250 $78,000	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$84,250 $78,000
Jason Brown, Former Chief Financial Officer (2)	2017 2016	$22,028 $23,010	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$22,028 $23,010
David Hexter, Chief Financial Officer (3)	2017 2016	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Jesse Causey, Chief Technology Officer (4)	2017 2016	$100,750 $87,100	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$100,750 $87,100

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(1) On September 12, 2014, we approved the issuance of 7,962,500 shares to Edward Margolin, our Founder, Chief Executive Officer, President and Director for services rendered to us. We valued these shares at $0.001 per share or an aggregate of $7,963.

(2) Jason Brown served as our Chief Financial Officer from December 7, 2017 to March 5, 2018. Compensation stated for 2016 reflects compensation for accounting services rendered to us in 2016 prior to his appointment.

(3) On March 6, 2018, we appointed David Hexter as our Chief Financial Officer. Prior to his appointment, we used the services of David Hexter as a consultant. We paid Mr. Hexter $10,700 for services he provided to us from January 10, 2018 to March 5, 2018 prior to his appointment as our Chief Financial Officer.

(4) Jesse Causey was appointed as our Chief Technology Officer on December 7, 2017. The Compensation stated for Mr. Causey in the year ended December 31, 2016 reflects compensation for technology related services rendered to us in 2016 prior to his appointment as our Chief Technology Officer.

Employment Agreements with Management

Edward Margolin, Founder, Chief Executive Officer, President and Director – Employment Agreement

On December 7, 2017, we entered into an agreement with Edward Margolin, our Founder, Chief Executive Officer, President and Director, to provide services to us. The agreement has a term of one year and requires us to pay $182,000 annually to Mr. Margolin for his services to us. Mr. Margolin shall receive 10,000 of our common shares for each year of service commencing on December 7, 2018.

Ryan Moore, Chief Operating Officer – Employment Agreement

On December 7, 2017, we entered into an agreement with Ryan Moore, our Chief Operating Officer, to provide full time services to us. The agreement has a term of one year and requires us to pay $91,000 annually to Mr. Moore for his services to us. Additionally, Mr. Moore shall receive 7,500 of our common shares for each year of service commencing on December 7, 2018.

Jesse Causey, Chief Technology Officer – Employment Agreement

On December 7, 2017, we entered into an agreement with Jesse Causey, our Chief Technology Officer, to provide full time services to us. The agreement has a term of one year and requires us to pay $104,000 annually to Mr. Causey for his services to us. Additionally, Mr. Causey shall receive 7,500 of our common shares for each year of service commencing on December 7, 2018.

David Hexter, Chief Financial Officer – Employment Agreement

On March 6, 2018, we appointed David Hexter as our Chief Financial Officer. In connection with his appointment, we entered into an Employment Agreement with Mr. Hexter that provides for the following terms:

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·	The Agreement will have a term (the “Term”) of three (3) years expiring on February 28, 2021.
·	From March 6, 2018 until February 28, 2019 (Year One), Mr. Hexter will be paid a base salary at a rate of $180,000 per year and thereafter will be paid $200,000 per year in Year Two and $220,000 per year in Year Three. During Year One, Mr. Hexter shall receive in lieu of $100,000 of the Year One Base Salary 200,000 seven-year stock options (exercisable at $1.25 per share), which vest in twelve equal monthly increments on the last calendar day of each month with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date. Mr. Hexter shall receive the remaining $80,000 of the Year One Base Salary in the form of cash compensation.
·	During Year Two or Year Three, if in any month we had gross monthly revenues of less than $416,667 ($5,000,000 on an annual basis) during the preceding calendar month (“Revenue Minimum”), then Mr. Hexter’s monthly cash compensation shall be reduced to $10,417 ($125,000 on an annual basis) or $18,333 ($150,000 on an annual basis) and the remaining monthly portion of Year Two or Year Three Base Salary, respectively, shall be compensated in the form of 12,500 seven-year stock options exercisable at the closing price of our common stock on our common stock’s principal trading market on the last trading day of that month (“FMV”). If we exceed the Revenue Minimum for any calendar month in Year Two or Year Three, Mr. Hexter shall receive the entire monthly portion of the Year Two or Year Three Base Salary, respectively, in cash compensation. Additionally, Mr. Hexter was granted 300,000 seven-year stock options (exercisable at $1.25 per share), which vest in thirty-six equal monthly increments with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date.
·	We must provide Mr. Hexter with D&O liability insurance during the Term that covers events for at least five years after his termination.
·	Mr. Hexter shall be entitled to bonuses of up to 50% of his salary as declared by our Board of Directors in its discretion.
·	The Agreement may be terminated by us for “Good Reason” which shall mean: (i) a change in the his title or a diminution in his authority, duties or responsibilities (unless the he has agreed to such change or diminution); (ii) any reduction in compensation or material reduction in benefits of Mr. Hexter unless he has agreed to such reduction; (iii) the relocation of our offices more than 20 miles from their current location; or (iv) any other action or inaction that constitutes a material breach by us under this Agreement.
·	In the event of termination by Mr. Hexter for good cause, or by us without good cause, Mr. Hexter shall receive: (i) any accrued but unpaid Base Salary through the termination date; (ii) an amount equal to one month of Base Salary plus an additional one month of Base Salary for every six-month period that he provides services during the Term (not to exceed four months); (iii) any accrued but unpaid expenses required to be reimbursed under his Agreement; (iv) any earned but unpaid Bonus for any period ended prior to the date of termination; (v) any earned but unpaid Bonus for the period in which termination occurs (to the extent it can be calculated).

In the event that Mr. Hexter’s employment is terminated by reason of his death or disability, we are required to pay the following: (i) any accrued but unpaid base salary for services rendered to the date of termination; (ii) any accrued but unpaid expenses required to be reimbursed; (iii) any earned but unpaid Bonus for any period ended prior to the date of termination; and (iv) any earned but unpaid Bonus for the period in which the death or disability occurs (to the extent it can be calculated). Mr. Hexter (or his estate) shall receive the payments provided herein at such times he would have received them if there was no death or disability. Additionally, if his employment is terminated because of disability, any pension, 401(k), or other employee benefit plan to which he may be entitled shall continue to be paid or provided by us for one year following the date of termination

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We are obligated to pay Mr. Hexter the following compensation in the event of a change of our control other than on account of his death or disability, in each case within 12 months following a Change in Control. Mr. Hexter shall be entitled to receive a lump sum payment equal to the sum of his salary for the year in which the termination occurs. “Change in Control” as defined in the Agreement will occur if: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change of Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock; (ii) one person (or more than one person acting as group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of our securities possessing 30% or more of the total voting power of our shares; (iii) a majority of our directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of appointment or election; or (iv) the sale of all or substantially all of our assets. Any ownership change of Mr. Edward Margolin shall not be deemed a Change in Control.

Jason Brown, Former Chief Financial Officer – Employment Agreement

On December 7, 2017, we entered into an agreement with Jason Brown to serve as our Chief Financial Officer. Mr. Brown is required to provide us with up to twenty (20) hours per month. The agreement has a term of one year and required us to pay a base salary of $24,000 annually to Mr. Brown for his services to us. Additionally, we were required to pay Mr. Brown $2,000 for the preparation of our financial statements for each quarterly period and $3,500 to prepare our annual financial statements. Additionally, Mr. Brown would receive 7,500 of our common shares for each year of service commencing on December 7, 2018. This agreement was terminable at will and we terminated the agreement on March 5, 2018, and as such, Mr. Brown is ineligible to receive the 7,500 shares of our common stock under the terms of his agreement.

Director Compensation

Our directors do not receive any other compensation for serving on the Board of Directors.

Determination of Officers & Director Compensation

Our Board of Directors determines the compensation paid to our executive officers, based upon the years of service to us, whether services are provided on a full-time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the Board of Directors from time to time. The Board of Directors will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have and have never had any equity compensation plans and therefore no equity awards under equity compensation plans are outstanding as of the date of this registration statement.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

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Payment of Post-Termination Compensation

Other than as set forth above under the heading, “David Hexter, Chief Financial Officer – Employment Agreement”, we do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten (10) years.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At inception, we granted 8,773,750 common shares as to Edward Margolin, our Chief Executive Officer, President, Treasurer and Director for services rendered, of which 805,625 shares were issued during the third quarter of 2013 and 7,968,125 shares were issued during the third quarter of 2014. These shares were valued at $0.001 per share or an aggregate of $8,774. Of the shares granted to Mr. Margolin 3,218,625 shares were subsequently cancelled and returned to treasury which resulted in him holding 5,555,125 common shares as follows:

·	During the third quarter of 2014, Edward Margolin contributed 805,625 common shares to treasury. We valued these shares at a per share price of $1.00, or an aggregate of $805,625.
·	During the first quarter of 2015, Edward Margolin contributed 92,500 common shares to treasury. We valued these shares at a per share price of $1.25, or an aggregate of $115,625.
·	During the third quarter of 2015, Edward Margolin contributed 815,000 common shares to treasury. We valued these shares at a per share price of $1.25, or an aggregate of $1,018,750.
·	During the third quarter of 2016, Edward Margolin contributed 800,000 common shares to treasury. We valued these shares at a per price share of $1.25, or an aggregate of $1,000,000.
·	During the first quarter of 2017, Edward Margolin contributed 500,000 common shares to treasury. We valued these shares at a per share price of $1.25, or an aggregate of $625,000.
·	During the fourth quarter of 2017, Edward Margolin contributed 175,500 common shares to treasury. We valued these shares at a per price share of $1.25, or an aggregate of $219,375.

On July 11, 2016, we issued 1,000,000 shares of our Series A Preferred Stock to Edward Margolin. We valued these shares at $0.005 per share or an aggregate of $5,000. Each share of Series A Preferred Stock is entitled to fifty (50) votes per share which provide Mr. Margolin with an aggregate of 55,555,125 votes of 60,000,000 votes or 92.59% of the votes on all matters presented to a vote of our stockholders.

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On December 7, 2017, we entered into an agreement with Edward Margolin, our Chief Executive Officer, President, Treasurer and Director, to provide services to us. The agreement has a term of one year and requires us to pay $182,000 annually to Mr. Margolin for his services to us. Mr. Margolin shall receive 10,000 of our common shares for each year of service commencing on December 7, 2018.

On December 7, 2017, we entered into an agreement with Ryan Moore, our Chief Operating Officer, to provide full time services to us. The agreement has a term of one year and requires us to pay $91,000 annually to Mr. Moore for his services as our Chief Operating Officer. Additionally, Mr. Moore shall receive 7,500 of our common shares for each year of service commencing on December 7, 2018.

On December 7, 2017, we entered into an agreement with Jesse Causey, our Chief Technology Officer, to provide full time services to us. The agreement has a term of one year and requires us to pay $104,000 annually to Mr. Causey for his services as our Chief Technology Officer. Additionally, Mr. Causey shall receive 7,500 of our common shares for each year of service commencing on December 7, 2018.

On December 7, 2017, we entered into an agreement with Jason Brown to serve as our Chief Financial Officer. Mr. Brown is required to provide us with up to twenty (20) hours per month. The agreement has a term of one year and required us to pay a base salary of $24,000 annually to Mr. Brown for his services to us. Additionally, we were required to pay Mr. Brown $2,000 for the preparation of our financial statements for each quarterly period and $3,500 to prepare our annual financial statements. Additionally, Mr. Brown would receive 7,500 of our common shares for each year of service commencing on December 7, 2018. This agreement was terminable at will and we terminated the agreement on March 5, 2018, and as such, Mr. Brown is ineligible to receive the 7,500 shares of our common stock.

We paid David Hexter, our Chief Financial Officer $10,700 for services rendered to us from January 10, 2018 to March 5, 2018, prior to his appointment as our Chief Financial Officer. On March 6, 2018, we appointed David Hexter as Chief Financial Officer. In connection with his appointment, we entered into a three-year Employment Agreement with Mr. Hexter. In accordance with the Employment Agreement, from March 6, 2018 until February 28, 2019 (Year One), Mr. Hexter will be paid a base salary at a rate of $180,000 per year and thereafter will be paid $200,000 per year in Year Two and $220,000 per year in Year Three.  During Year One, Mr. Hexter shall receive in lieu of $100,000 of the Year One Base Salary 200,000 seven-year stock options (exercisable at $1.25 per share), which vest in twelve equal monthly increments on the last calendar day of each month with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date.  Mr. Hexter shall receive the remaining $80,000 of the Year One Base Salary in the form of cash compensation. During Year Two or Year Three, if in any month we had gross monthly revenues of less than $416,667 ($5,000,000 on an annual basis) during the preceding calendar month (“Revenue Minimum”), then Mr. Hexter’s monthly cash compensation shall be reduced to $10,417 ($125,000 on an annual basis) or $18,333 ($150,000 on an annual basis) and the remaining monthly portion of Year Two or Year Three Base Salary, respectively, shall be compensated in the form of 12,500 seven-year stock options exercisable at the closing price of our common stock on its principal trading market on the last trading day of that month. If we exceed the Revenue Minimum for any calendar month in Year Two or Year Three, Mr. Hexter shall receive the entire monthly portion of the Year Two or Year Three Base Salary, respectively, in cash compensation. Additionally, Mr. Hexter was granted 300,000 seven-year stock options (exercisable at $1.25 per share), which vest in thirty-six equal monthly increments with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date.

During the years ended December 31, 2017 and 2016, we utilized the services of Harmar Consulting, Inc., an entity owned by the father of our Chief Executive Officer, on an as needed basis. During the years ended December 31, 2017 and 2016, we paid to Harmar Consulting, Inc. $11,230 and $25,000, respectively, for services rendered. As of December 31, 2017 and 2016, there was no balance due to Harmar Consulting, Inc.

During the years ended December 31, 2017 and 2016, we borrowed $0 and $73,000 from our Chief Executive Officer and repaid $40,000 and $37,750, respectively, of amounts previously borrowed. The loans were non-interest bearing and due on demand. As of December 31, 2017 and 2016, the amount due to the Chief Executive Officer was $0 and $40,000, respectively, and is included in current liabilities in the accompanying balance sheets.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

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·	Any of our directors or officers;
·	Any proposed nominee for election as our director;
·	Any person who beneficially owns, directly or indirectly, shares carrying more than ten percent (10%) of the voting rights attached to our shares; or
·	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date of this registration statement, for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise.  Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 2500 E. Hallandale Beach Blvd., Ste 404, Hallandale Beach, Florida 33009.

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Common Stock	Direct	Indirect	Total	Percentage of Class (1)	Percentage of Votes (2)
Name and Address of Beneficial Owner
Executive Officers and Directors
Edward Margolin (2) Founder, Chief Executive Officer, President and Director	5,555,125	-----	5,555,125	55.55%	92.59%
Ryan Moore, Chief Operating Officer	-----	-----	-----	-----	-----
David Hexter, Chief Financial Officer (3)	75,000 (3)	-----	75,000 (3)	0.75%	0.12%
Jason Brown, Former Chief Financial Officer	-----	-----	-----	-----	-----
Jesse Causey, Chief Technology Officer	-----	-----	-----	-----	-----
All Directors and Executive Officers as a Group (2 persons)	5,630,125	-----	5,630,125	55.88%	92.60%
Other 5 % Holders:
David Lee Morse (4)	410,000 (4)	951,801 (4)	1,361,801 (4)	12.99%	2.25%
Ruth Jane Morse (4)	-----	1,361,801 (4)	1,361,801 (4)	12.99%	2.25%
Neil H. Harms (5)	99,500 (5)	1,106,492 (5)	1,201,992 (5)	11.69%	1.99%
Phyllis Harms (5)	-----	1,201,992 (5)	1,201,992 (5)	11.69%	1.99%
Thomas D. Perrine (6)	-----	564,010 (6)	564,010 (6)	5.55%	0.94%
Carol L. Perrine (6)	-----	564,010 (6)	564,010 (6)	5.55%	0.94%
Kenneth Newbrough (7)	----	513,329 (7)	513,329 (7)	5.09%	0.85%
Barbara Newbrough (7)	----	513,329 (7)	513,329 (7)	5.09%	0.85%

Preferred Stock	Direct	Indirect	Total	Percentage of Class	Percentage of Votes
Name and Address of Beneficial Owner
Executive Officers and Directors
Edward Margolin (2) Founder, Chief Executive Officer, President, Director	1,000 (2)	-----	1,000 (2)	100%	92.59%
All Directors and Executive Officers as a Group (1 person)	1,000	-----	1,000	100%	92.59%

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(1)	Based upon 10,000,000 shares of common stock issued and outstanding as of the date of this registration statement. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
(2)	Amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders. As of the date of this prospectus, we have 1,000,000 shares of Series A Preferred Stock outstanding, each entitled to fifty (50) votes per share. Our Founder, Chief Executive Officer, President and Director, Edward Margolin, holds 1,000,000 shares of our Series A Preferred Stock and 5,555,125 common shares which provide him with an aggregate of 55,555,125 votes of 60,000,000 votes or 92.59% of the votes on all matters presented to a vote of our stockholders.
(3)	Represents vested options to purchase 75,000 of our common shares which David Hexter will be eligible to exercise during sixty (60) day period following the date of this Registration Statement. The options held by Mr. Hexter are exercisable for a period of seven (7) years from the grant date at the price of $1.25 per common share.
(4)	David Lee Morse & Ruth Jane Morse are husband and wife. The amount reflected as beneficially held by David Lee Morse includes 410,000 shares held directly. The amount reflected as beneficially held indirectly includes (i) 250,000 shares held by NuView IRA, Inc. as Custodian for the benefit of Ruth Jane Morse, (ii) 220,000 shares held by David Lee Morse & Ruth Jane Morse as Joint tenants with right of survivorship, and (iii) 481,801 shares issuable upon conversion of an outstanding promissory note held by David Lee Morse & Ruth Jane Morse with principal and interest outstanding in the amount of $602,251 which is convertible at any time into shares of our common stock at the price of $1.25 per share. Ruth Jane Morse does not hold shares directly. The amount reflected as indirectly beneficially held by Ruth Jane Morse includes (i) 410,000 shares held by David Lee Morse, (ii) 250,000 shares held by NuView IRA, Inc. as Custodian for the benefit of Ruth Jane Morse, (iii) 220,000 shares held by David Lee Morse & Ruth Jane Morse as Joint tenants with right of survivorship, and (iv) 481,801 shares issuable upon conversion of an outstanding promissory note held by David Lee Morse & Ruth Jane Morse with principal and interest outstanding in the amount of $602,251 which is convertible at any time into shares of our common stock at the price of $1.25 per share.
(5)	Neil H. Harms & Phyllis Harms are husband and wife. The amount reflected as beneficially held by Neil Harms includes 99,500 shares held directly. The amount reflected as beneficially held indirectly includes: (i) 160,000 shares held by NuView IRA, Inc. Custodian FBO Neil H. Harms IRA, (ii) 455,000 shares held by Neil H. Harms & Phyllis R. Harms as joint tenants with right of survivorship, (iii) 205,000 shares held by Neil H. Harms & Phyllis R. Harms as Joint tenants, and (iv) 282,492 shares issuable upon conversion of outstanding promissory notes held by Neil H. & Phyllis R. Harms with principal and interest outstanding in the aggregate amount of $353,115 which are convertible into shares of our common stock at the price of $1.25 per share. Phyllis Harms does not hold shares directly. The amount reflected as indirectly beneficially held by Phyliss Harms includes: (i) 99,500 shares held by Neil Harms, (ii) 160,000 shares held by NuView IRA, Inc. Custodian FBO Neil H Harms IRA, (iii) 455,000 shares held by Neil H. Harms & Phyllis R. Harms as joint tenants with right of survivorship, (iv) 205,000 shares held by Neil H. Harms & Phyllis R. Harms as Joint tenants, and (v) 282,492 shares issuable upon conversion of outstanding promissory notes held by Neil H. & Phyllis R. Harms with principal and interest outstanding in the aggregate amount of $353,115 which are convertible into shares of our common stock at the price of $1.25 per share.

(6)	Thomas D. Perrine & Carol L. Perrine are husband and wife. Thomas D. Perrine & Carol L. Perrine do not hold shares directly. The amount reflected as indirectly beneficially held includes (i) 37,544 shares held by NuView IRA, Inc. as Custodian for the benefit of Carol L. Perrine IRA, (ii) 355,956 shares held by Thomas D. Perrine & Carol L. Perrine as Joint tenants with right of survivorship, and (iii) 170,510 shares issuable upon conversion of outstanding promissory notes held by Thomas D. Perrine & Carol L. Perrine with principal and interest outstanding in the aggregate amount of $213,137 which are convertible at any time into shares of our common stock at the price of $1.25 per share.
(7)	Kenneth Newbrough & Barbara Newbrough are husband and wife. Kenneth Newbrough & Barbara Newbrough do not hold shares directly. The amount reflected as beneficially held includes (i) 433,000 shares held by Kenneth Newbrough & Barbara Newbrough as joint tenants with right of survivorship, and (ii) 80,329 shares issuable upon conversion of an outstanding promissory note held by Kenneth Newbrough & Barbara Newbrough with principal and interest outstanding in the amount of $100,411 which is convertible into shares of our common stock at the price of $1.25 per share.

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PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,846,419 shares of common stock. The selling shareholders will offer their shares at $1.50 per share until our shares are quoted on the OTC Markets OTCQB and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus.  The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter Markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two (2) years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

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OTC Markets OTCQB Considerations

To be quoted on the OTC Markets OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets OTCQB.

The OTC Markets OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

The only requirement for inclusion in the OTC Markets OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Markets OTCQB will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets OTCQB rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed.

Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets OTCQB securities. Investors do not have direct access to the OTC Markets service. For OTC Markets securities, there only has to be one market maker. OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

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INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements for the years ended December 31, 2017 and 2016, included in this prospectus have been audited by Daszkal Bolton LLP, independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Hamilton & Associates Law Group, P.A., a Florida professional association.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the securities in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement.  For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon this registration statement becoming effective, we will file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

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1,846,419 Shares of Common Stock

FRAUD PROTECTION NETWORK, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is _______, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent offering expenses that we previously paid. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Expense	Amount
SEC Registration Fee	$344.82
Auditing Fees	$60,000
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$25,000
Edgar Filing Fees	$5,000
Miscellaneous	$5,000
Total	$115,344.82

All amounts are estimates other than the Commission’s registration fee.  We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

In the three years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities. We believed these exemptions were available because:

·	We are not a blank check company;
·	We filed a Form D, Notice of Sales, with the SEC;
·	Sales were not made by general solicitation or advertising;
·	All certificates had restrictive legends; and
·	Sales were made to persons with a pre-existing relationship to members of our management.

59

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

·	Access to all our books and records.
·	Access to all material contracts and documents relating to our operations.
·	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

At inception, we granted 8,773,750 common shares as to Edward Margolin, our Chief Executive Officer, President, Treasurer and Director for services rendered, of which 805,625 shares were issued during the third quarter of 2013 and 7,968,125 shares were issued during the third quarter of 2014. These shares were valued at $0.001 per share or an aggregate of $8,774. Of the shares granted to Mr. Margolin 3,218,625 shares were subsequently cancelled and returned to treasury which resulted in Mr. Margolin holding 5,555,125 common shares. On July 11, 2016, we issued 1,000,000 shares of our Series A Preferred Stock to Edward Margolin. We valued these shares at $0.005 per share or an aggregate of $5,000.

From our inception through the date of this prospectus, we received aggregate proceeds of $4,415,680 from the sale of 3,942,875 shares of our common stock at prices ranging from $0.50 to $1.25 per share to the selling shareholders as follows:

·	We sold 944,375 common shares to twenty-six investors between July 12, 2013 and June 4, 2014 at the price of $1.00 per share, or an aggregate of $944,375.
·	We sold 100,000 common shares to one investor on August 5, 2013 at the price of $0.50 per share, or an aggregate of $50,000.
·	We sold 26,000 common shares to one investor on December 19, 2016 at the price of $0.77 per share, or an aggregate of $20,000.
·	We sold 230,000 common shares to one investor on June 22, 2016 at the price of $0.87 per share, or an aggregate of $200,000.
·	We sold 210,000 common shares to two investors on January 10, 2017 at the price of $0.95 per share, or an aggregate of $200,000.
·	We sold 125,000 common shares to one investor on September 3, 2013 at the price of $0.96 per share, or an aggregate of $120,000.
·	We sold 82,456 common shares to one investor on July 17, 2015 at the price of $1.21 per share, or an aggregate of $100,000.
·	We sold 2,225,044 common shares to twenty-two investors between September 25, 2014 and December 6, 2017 at the price of $1.25 per share, or an aggregate of $2,781,305.

We issued an aggregate of 312,000 common shares upon conversion of convertible promissory notes by the selling shareholders as follows:

·	On December 15, 2015, we issued 80,000 common shares upon conversion of a promissory note in the amount of $100,000 at the per share price of $1.25 per share.
·	On September 30, 2016, we issued 40,000 common shares upon conversion of a promissory note in the aggregate amount of $50,000 at the per share price of $1.25 per share.
·	On October 19, 2017, we issued 192,000 common shares upon conversion of two promissory notes in the aggregate amount of $240,000 at the per share price of $1.25 per share.

60

On February 5, 2018, we issued a one-year convertible promissory note in exchange for cash proceeds of $150,000. The note is convertible into shares of our common stock at any time from the date of issuance through the maturity date at the option of the holder at a fixed conversion price of $1.25 per share. The note bears interest at the rate of 10% per annum and requires quarterly interest payments through maturity. The investor confirmed in writing that he had a substantial pre-existing relationship with us, made his investment decision prior to our filing of this registration statement and did not make his investment as a result of our filing of this registration statement.

On April 1 and 2, 2018, we sold an aggregate of $500,000 of two-year promissory notes to five (5) persons. Each note bears interest at the rate of 10% per annum. The principal and interest due under the notes is convertible at the option of the holder into our common stock at the price of $1.25 per share in whole or in part at any time until the earlier of (i) repayment of the note or (ii) the maturity date of the notes. In connection with the purchase of these notes, we issued 125,000 five-year warrants to the investors which are convertible into our common stock at the price of $2.50 per share. The warrants are exercisable at any time until April 2023. Each investor confirmed in writing that he or she had a substantial pre-existing relationship with us, made his investment decision prior to our filing of this registration statement and did not make his investment as a result of our filing of this registration statement.

EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation (i)
3.2	Amendment to Articles dated September 20, 2012 (i)
3.3	Amendment to Articles dated July 9, 2013 (i)
3.4	Amended and Restated Articles of Incorporation dated July 7, 2016 (i)
3.5	Bylaws (i)
5.1	Legal Opinion (i)
10.1	Employment Agreement between Fraud Protection Network, Inc. and Edward Margolin (i)
10.2	Employment Agreement-Offer Letter Jason Brown (i)
10.3	Employment Agreement-Offer Letter Ryan Moore (i)
10.4	Employment Agreement-Offer Letter Jesse Causey (i)
10.5	Employment Agreement-Offer Letter David Hexter (ii)
23.1	Consent of Daszkal Bolton LLP (ii)
23.2	Consent of Hamilton & Associates Law Group, P.A. (included in Exhibit 5.1) (i)

(i) Filed as Exhibits to our Registration Statement on Form S-1 filed with the Securities & Exchange Commission on January 17, 2018.

(ii) Filed herewith.

61

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant  will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

62

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

FRAUD PROTECTION NETWORK, INC.

FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2017 and 2016	F-3

Statements of Operations for the Years Ended December 31, 2017 and 2016	F-4

Statements of Shareholders' Deficit for the Years Ended December 31, 2017 and 2016	F-5

Statements of Cash Flows for the Years Ended December 31, 2017 and 2016	F-6

Notes to Financial Statements	F-7

63

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Fraud Protection Network, Inc.

Hallandale, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Fraud Protection Network, Inc. (the “Company”) at December 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has incurred net losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP
We have served as the Company’s auditor since 2016. Fort Lauderdale, Florida April 16, 2018

F-2

FRAUD PROTECTION NETWORK, INC.

BALANCE SHEETS

	December 31,
	2017	2016

Assets

Current assets:
Cash	$179,675	$172,769
Accounts receivable	32,069	—
Deferred costs	12,276	—
Prepaid expenses and other current assets	37,594	—

Total current assets	261,614	172,769

Property and equipment, net	120,921	71,547
Software development costs, net	311,714	143,462
Other assets	2,430	2,430

Total assets	$696,679	$390,208

Liabilities and shareholders' deficit

Current liabilities:
Accounts payable	$145,523	$34,478
Accrued expenses and other current liabilities	112,663	71,428
Deferred revenues	21,481	9,000
Loan payable - related party	—	40,000
Liability for stock to be issued	—	200,000
Convertible notes payable, current	1,430,000	127,500
Total current liabilities	1,709,667	482,406

Convertible notes payable	—	725,000

Total liabilities	1,709,667	1,207,406

Commitments and contingencies - See Note 8

Shareholders' deficit:

Preferred stock, par value $0.001 per share; 1,000,000 shares authorized;
1,000,000 shares issued and outstanding	5,000	5,000
Common stock, par value $0.001 per share; 50,000,000 shares authorized;
10,000,000 and 9,714,000 shares issued and outstanding
at December 31, 2017 and 2016, respectively	10,000	10,000
Additional paid-in capital	4,518,914	3,750,196
Treasury stock; 0 and 286,000 shares, respectively	—	(347,712)
Accumulated deficit	(5,546,902)	(4,234,682)

Total shareholders' deficit	(1,012,988)	(817,198)

Total liabilities and shareholders' deficit	$696,679	$390,208

 The accompanying notes are an integral part of the financial statements.

F-3

FRAUD PROTECTION NETWORK, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2017	2016

Net revenues	$680,720	$60,138

Operating expenses:
Sales and marketing	182,512	27,072
Data	313,171	232,281
Technology and software maintenance	179,409	255,170
General and administrative	1,069,628	906,044
Depreciation and amortization	89,233	38,668
Total operating expenses	1,833,953	1,459,235

Operating loss	(1,153,233)	(1,399,097)

Other expense
Interest expense	(158,987)	(114,053)
Total other expense	(158,987)	(114,053)

Loss before income taxes	(1,312,220)	(1,513,150)

Provision for income taxes	—	—

Net loss	$(1,312,220)	$(1,513,150)

Loss per share:
Basic and diluted	$(0.13)	$(0.16)

Weighted average number of common
shares outstanding:
Basic and diluted	9,738,419	9,691,283

 The accompanying notes are an integral part of the financial statements.

F-4

FRAUD PROTECTION NETWORK, INC.

STATEMENTS OF SHAREHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

					Additional
	Preferred Stock		Common Stock		Paid-In	Treasury Stock		Accumulated
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Total

Balance - December 31, 2015	—	$—	10,000,000	$10,000	$2,750,196	(545,044)	$(571,517)	$(2,721,532)	$(532,853)

Preferred shares issued for services rendered	1,000,000	5,000	—	—	—	—	—	—	5,000

Common shares contributed to treasury	—	—	—	—	1,000,000	(800,000)	(1,000,000)	—	—

Treasury shares issued for cash	—	—	—	—	—	1,019,044	1,173,805	—	1,173,805

Treasury shares issued upon note conversion	—	—	—	—	—	40,000	50,000	—	50,000

Net loss	—	—	—	—	—	—	—	(1,513,150)	(1,513,150)

Balance - December 31, 2016	1,000,000	5,000	10,000,000	10,000	3,750,196	(286,000)	(347,712)	(4,234,682)	(817,198)

Common shares contributed to treasury	—	—	—	—	766,663	(655,500)	(766,663)	—	—

Treasury shares issued to settle liability for shares to be issued	—	—	—	—	—	210,000	200,000	—	200,000

Treasury shares issued for cash	—	—	—	—	—	539,500	674,375	—	674,375

Treasury shares issued upon conversion of notes payable	—	—	—	—	—	192,000	240,000	—	240,000

Share-based compensation	—	—	—	—	2,055	—	—	—	2,055

Net loss	—	—	—	—	—	—	—	(1,312,220)	(1,312,220)

Balance - December 31, 2017	1,000,000	$5,000	10,000,000	$10,000	$4,518,914	—	$—	$(5,546,902)	$(1,012,988)

 The accompanying notes are an integral part of the financial statements.

F-5

FRAUD PROTECTION NETWORK, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,312,220)	$(1,513,150)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	2,055	5,000
Depreciation and amortization	89,233	38,668
Changes in operating assets and liabilities:
Accounts receivable	(32,069)	—
Deferred costs	(12,276)	—
Prepaid expenses and other current assets	(37,594)	—
Other assets	—	20
Accounts payable	111,045	28,733
Accrued expenses and other current liabilities	41,235	31,002
Deferred revenues	12,481	9,000
Net cash used in operating activities	(1,138,110)	(1,400,727)
Cash flows from investing activities:
Purchases of property and equipment	(76,853)	(50,233)
Software development costs capitalized	(230,006)	(98,959)
Net cash used in investing activities	(306,859)	(149,192)
Cash flows from financing activities:
Proceeds from advances from related party	—	73,000
Repayments of advances received from related party	(40,000)	(37,750)
Proceeds from sale of treasury shares	674,375	1,173,805
Proceeds from issuance of notes payable	830,000	140,000
Repayment of note payable	(12,500)	—
Proceeds received for shares to be issued	—	200,000
Net cash provided by financing activities	1,451,875	1,549,055
Net increase (decrease) in cash	6,906	(864)
Cash at beginning of year	172,769	173,633
Cash at end of year	$179,675	$172,769
Supplemental disclosure of cash flow information:
Cash paid for interest	$146,351	$114,070
Cash paid for taxes	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Treasury shares issued upon conversion of notes payable	$240,000	$50,000
Treasury shares issued to settle liability for shares to be issued	$200,000	$—

 The accompanying notes are an integral part of the financial statements.

F-6

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1        NATURE OF OPERATIONS AND GOING CONCERN

Overview

Fraud Protection Network, Inc. (the “Company”) offers a diverse portfolio of credit and identity solutions, both direct-to-consumers as well as to enterprise customers. We obtained Experian’s Independent Third-Party Assessment (EI3PA) Level I certification in 2014. We continue to maintain this security level with annual third-party audits and have also been recognized by Experian as an Authorized Technical Provider.  The Company’s consumer services include Resident-Link, RapID PRO™ and RentConnect. The Company’s enterprise solutions include Credit PreScreening, Loan PreQualification, software development, and EI3PA hosting services. The Company’s customers are located in the United States.

The Company was incorporated in Florida on August 4, 2012 and is headquartered in Hallandale Beach, Florida.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred a net loss of $1,312,220 and used $1,138,110 of cash in our operating activities during the year ended December 31, 2017.  As of December 31, 2017, we had $179,675 of cash on hand, a stockholders’ deficit of $5,546,902 and working capital deficit of $1,448,053. While management expects operating trends to continue to improve over the course of 2018, the Company’s ability to continue as a going concern is contingent on implementing its business plan and, if needed, securing additional debt or equity financing from outside investors. These matters raise substantial doubt about the Company's ability to continue as a going concern.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. Commencing in February 2017, the Company launched its Resident-Link platform, which grew quickly and became the greatest revenue stream for 2017. In May 2017, the Company launched its Credit PreScreening and Loan PreQualification platforms as well. Management has refocused its efforts on these revenue streams, which we expect will increase the amount of gross profits from operations going forward. During 2017, the Company received aggregate proceeds of $830,000 from the issuance of convertible promissory notes payable (See Note 5) as well as $674,375 from the sale of treasury shares (See Note 6). Subsequent to December 31, 2017, the Company received aggregate gross proceeds of $650,000 from the issuance of convertible promissory notes payable (See Note 12).

The estimated costs of operations while we ramp up our revenues is substantially greater than the amount of funds we had available on December 31, 2017. The Company’s existence is dependent upon management’s ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt, or cause substantial dilution for our stockholders in the case of equity financing. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-7

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2        ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions. Significant estimates in the accompanying financial statements include the allowance for doubtful accounts, depreciable lives and valuation of property and equipment, amortization periods and the valuation of capitalized software costs, deferred revenues and deferred costs, share-based compensation, fair value of financial instruments, income taxes and the valuation allowance on deferred tax assets, and contingent liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2017 and 2016. The Company maintains its cash in bank and financial institution deposits in the United States that at times may exceed federally insured limits of $250,000 per financial institution. At December 31, 2017 and 2016, there were no deposits held in excess of federally insured limits. Historically, we have not experienced any losses due to such cash concentrations.

Accounts Receivable

Accounts receivable consist of unsecured trade accounts with customers. The Company performs periodic credit evaluations of its customers including an evaluation of days outstanding, payment history, recent payment trends, and perceived creditworthiness, and believes that adequate allowances for any uncollectible receivables are maintained. Credit terms to customers are net thirty (30) days. The Company has not historically experienced significant credit or collection problems with its customers. At December 31, 2017 and 2016, no allowance for doubtful accounts relating to the Company’s accounts receivable was deemed necessary.

Property and Equipment

Property and equipment consists of furniture, computers, equipment and leasehold improvements and are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for furniture, computers and equipment ranges from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

F-8

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Software Development Costs

Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Long-Lived Assets

The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results, significant changes in the use of the assets, significant negative industry or economic trends, a significant decline in the Company’s stock price for a sustained period of time, and changes in the Company’s business strategy. An impairment loss is recorded when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any required impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds fair value and is recorded as a reduction in the carrying value of the related asset and an expense to operating results. Based upon management’s assessment, there were no indicators of impairment of its long-lived assets at December 31, 2017 and 2016.

 Leases

The Company enters into various lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Leases may contain initial periods of free rent and/or periodic escalations. When such items are included in a lease agreement, the Company records rent expense on a straight-line basis over the initial term of a lease. The difference between the rent payment and the straight-line rent expense is recorded as a deferred rent liability. The Company expenses any additional payments under its operating leases for taxes, insurance or other operating expenses as incurred.

Income Taxes

The Company accounts for its income taxes in accordance with accounting principles generally accepted in the United States of America, which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to temporary differences between financial statement and income tax bases of assets and liabilities and to net tax operating loss carryforwards to the extent that realization of these benefits is more likely than not. The Company periodically evaluates the realizability of its net deferred tax assets (See Note 7 – Income Taxes). The Company’s policy is to account for interest and penalties relating to income taxes, if any, in “income tax expense” in its statements of operations and include accrued interest and penalties within “accrued liabilities” in its balance sheets, if applicable. For the years ended December 31, 2017 and 2016, no income tax related interest or penalties were assessed or recorded.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses and other current liabilities, the carrying amount approximates fair value due to the short-term maturities of these instruments.

F-9

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Revenue Recognition and Deferred Revenue

The Company recognizes revenue when: (i) persuasive evidence of an arrangement exists; (ii) the fees are fixed or determinable; (iii) no significant Company obligations remain; and (iv) collection of the related receivable is reasonably assured. The Company reports revenues for transactions in which it is the primary obligor on a gross basis and revenues in which it acts as an agent (earning a fixed percentage of the sale) on a net basis, (net of related costs). Credits or refunds are recognized when they are determinable and estimable.

The following policies reflect specific criteria for the various products and services offered the Company:

RapID PROTM revenue consists of monthly fees derived from end consumers for personal identity theft protection. This platform includes: real-time fraud alerts, monitoring at all three of the major credit reporting agencies, full Experian credit report and score, customer support and a $25,000 service guarantee. A basic level of this product is also available that includes monitoring at one major credit reporting agency for a lower price. The subscriber is typically billed on a monthly basis. This revenue is recognized pro rata over the period of membership. Subscriptions to RapID PROTM start on the day of the month the subscriber signs up for service and renew monthly on the same day of the month until such time the subscription is canceled. Therefore, at the end of each quarter, a portion of revenue from these subscriptions is not yet earned and is therefore deferred. Deferred revenue represents the amount of subscription revenue received in excess of the portion recognized as revenue and it is included in current liabilities in the accompanying balance sheets.

Resident-Link revenue consists of monthly fees derived from end consumers for personal identity theft protection with the additional benefit of rental payment reporting. This platform combines all the benefits of RapID PROTM with on-time rental payment reporting, thereby allowing tenants to build and protect their credit. The subscriber is typically billed on a monthly basis. This revenue is recognized pro rata over the period of membership. Subscriptions to Resident-Link start on the day of the month the subscriber signs up for service and renew monthly on the same day of the month until such time the subscription is canceled. Therefore, at the end of each quarter, a portion of revenue from these subscriptions is not yet earned and is therefore deferred. Deferred revenue represents the amount of subscription revenue received in excess of the portion recognized as revenue and it is included in current liabilities in the accompanying balance sheets. Deferred costs represent the amount of referral fees owed to Resident-Link referral partners in excess of the portion recognized as expense and it is included in current assets in the accompanying balance sheets

RentConnect revenue consists of fees derived from individuals who are prospective tenants for the purposes of peer-to-peer tenant screening. This platform allows prospective tenants to connect with property owners through a secure website connection. Tenants are able to receive and share their Experian credit report and credit score as well as share their criminal and eviction history with potential landlords. This revenue is recognized on a pay-per-click basis when the consumer requests his credit information through the web portal.

Credit PreScreening revenue consists of fees derived from enterprises whereby the Company provides lists of “credit-qualified” consumer data to lenders for purposes of the extension of a Firm Offer of Credit (“FOC”). Credit PreScreening revenues can generate a single list or may be used as a monthly service in which customers pay a monthly program fee plus a trigger fee for each new consumer lead generated when certain activity (i.e. new credit inquiry) is detected on a target population provided by the customer. This revenue is recognized on a monthly basis based on activity.

Loan PreQualification revenue consists of fees derived from enterprises whereby the Company’s loan prequalification software (PreQual Solutions) offers a credit driven prequalification service using a web-based software solution. PreQual Solutions may be utilized by lenders for mortgage loans, auto loans, personal loans, credit cards and similar facilities. This revenue is recognized on a monthly basis based on activity.

F-10

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Managed hosting revenue consists of revenues derived from enterprises whereby the Company provides the infrastructure and manages the security and hardening of all operating systems, application software, access points, and integrations of the client’s software. The Company’s technology as well as the data we process and/or store is secured. The Company’s infrastructure and security controls conform to PCI DSS Level 1 and EI3PA Level 1, and all components of our technology is reviewed by an independent third party. The customer is billed on a monthly basis for hosting services.

Software development revenue consists of fees derived primarily from the development of a new online platform that will help consumers make better decisions regarding their credit. The Company capitalizes the expenditures associated with this software development as it has entered into a joint venture agreement with its customer whereby the Company shall share in the future profits derived from the platform. Software development revenue also includes fees derived from the development of the Credit PreScreening platform that launched in May 2017. This revenue is recognized immediately as services are rendered.

Tenant and employee screening revenue consists of fees derived from enterprises utilizing the Company’s employer and tenant tools, on a pay-per-click basis, which are designed to provide a complete profile of an individual’s financial stability and background with customizable reports. Clients choose the depth of reporting they desire by selecting from various report features. The customer is typically billed on a monthly basis.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising costs were $3,091 and $25,301 for the years ended December 31, 2017 and 2016, respectively, and are included as a component of sales and marketing expense in the accompanying statements of operations.

Data

Data expenses consist primarily of payments to vendors for consumer data, which includes, but is not limited to consumer credit reports, credit scores, demographic data, public records, and third-party model data derived from the former.

Technology and Software Maintenance

Technology and maintenance expenses consist primarily of personnel costs incurred in product development, maintenance and testing of our websites, developing solutions for new services, internal information systems and infrastructure, third-party development, and other internal-use software systems.

Share-Based Compensation Expense

The Company recognizes employee and director share-based compensation in its statements of operations at the grant-date fair value of stock options and other equity-based compensation. The determination of stock option grant-date fair value is estimated using the Black-Scholes option-pricing model, which includes variables such as the expected volatility of the Company’s share price, the exercise behavior of its grantees, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. In the case of awards with multiple vesting periods, the Company has elected to use the graded vesting attribution method, which recognizes compensation cost on a straight-line basis over each separately vesting portion of the award as if the award was, in substance, multiple awards. In addition, the Company recognizes share-based compensation to non-employees based upon the fair value, using the Black-Scholes option pricing model, determined at the deemed measurement dates over the related contract service period (See Note 6 – Shareholders’ Deficit).

F-11

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during each period. Convertible debt of $1,430,000 and $852,500 (convertible into 1,144,000 and 682,000 common shares) was outstanding at December 31, 2017 and 2016, respectively, but was not included in the computation of diluted loss per share because the effects would have been anti-dilutive. The convertible debt is considered to be a common stock equivalent and is only included in the calculation of diluted earnings per common share when the effect is dilutive.

Reclassifications

Certain amounts in the accompanying 2016 financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements. These reclassifications had no effect on previously reported results.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605-Revenue Recognition and most industry-specific guidance throughout the ASC. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. In July 2015, the FASB deferred the effective date for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods). Early adoption is permitted to the original effective date for annual reporting periods beginning after December 15, 2016 (including interim reporting periods within those periods). The amendments may be applied retrospectively to each prior period (full retrospective) or retrospectively with the cumulative effect recognized as of the date of initial application (modified retrospective). The Company will adopt ASU 2014-09 in the first quarter of 2018 and plans to apply the full retrospective approach. The Company does not anticipate that the adoption of ASU 2014-09 will have a material impact on its financial statements, disclosures or processes.

In August 2014, the FASB issued ASU 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, which requires management to assess a company’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Before this new standard, there was minimal guidance in U.S. GAAP specific to going concern. Under the new standard, disclosures are required when conditions give rise to substantial doubt about a company’s ability to continue as a going concern within one year from the financial statement issuance date. The new standard applies to all companies and is effective for the annual period ending after December 15, 2016, and all annual and interim periods thereafter. The Company adopted ASU 2014-15 in the first quarter of 2017. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes,” which applies to the classification of deferred tax assets and liabilities. The update eliminates the requirement to classify deferred tax assets and liabilities as noncurrent or current within a classified statement of financial position. This ASU was effective for annual and interim periods beginning after December 15, 2016 and should be applied prospectively with early adoption permitted at the beginning of an interim or annual reporting period. Early adoption is permitted. The Company adopted ASU 2015-17 in the first quarter of 2017. The adoption of ASU 2015-17 did not have a material impact on the Company’s financial statements.

F-12

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which will require lessees to report most leases as assets and liabilities on the balance sheet, while lessor accounting will remain substantially unchanged. This ASU requires a modified retrospective transition approach for existing leases, whereby the new rules will be applied to the earliest year presented. The new standard is effective for reporting periods beginning after December 15, 2018 and early adoption is permitted.  The Company is currently evaluating the potential impact of adopting this guidance on its financial statements. The Company expects that it will recognize right-of-use assets and related obligations on its balance sheet upon adoption.

In March 2016, the FASB issued ASU 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2016-09 in the first quarter of 2017. The adoption of ASU 2016-09 did not have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Scope of Modification Accounting”, to provide guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. This ASU is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted. Adoption of this ASU is prospective. The Company does not believe the adoption of this ASU will have a significant impact on its financial statements.

NOTE 3         PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation and amortization are summarized in the table below:

	December 31,
	2017	2016
Furniture, computers and equipment	$257,956	$183,803
Leasehold improvements	2,700	—
Property and equipment, cost	260,656	183,803
Less: accumulated depreciation	(139,735)	(112,256)
Property and equipment, net	$120,921	$71,547

Depreciation and amortization expense was $27,479 and $13,575 for the years ended December 31, 2017 and 2016, respectively.

NOTE 4        SOFTWARE DEVELOPMENT COSTS

During the years ended December 31, 2017 and 2016, the Company capitalized $230,006 and $98,959, respectively, relating to the development of multiple software platforms that utilize credit data for monitoring, lead generation and decisioning capabilities. These software products were developed internally and had passed the preliminary project stage prior to capitalization.

Software development costs consisted of the following at December 31, 2017 and 2016:

	December 31,
	2017	2016
Software development costs	$404,245	$174,239
Less: accumulated amortization	(92,531)	(30,777)
Software development costs, net	$311,714	$143,462

F-13

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Amortization expense of software development costs for the years ended December 31, 2017 and 2016 was $61,754 and $25,093, respectively.

The following is a schedule of estimated future amortization expense of capitalized software development costs at December 31, 2017:

Year Ending December 31,
2018	$109,182
2019	109,655
2020	72,521
2021	20,356
$311,714

NOTE 5        CONVERTIBLE NOTES PAYABLE

During the years ended December 31, 2017 and 2016, the Company issued convertible promissory notes in exchange for aggregate cash proceeds of $830,000 and $140,000, respectively. The notes are convertible into shares of the Company’s common stock at any time from the date of issuance through the respective maturity date at the option of the holder at a fixed conversion price of $1.25 per share. The notes bear interest at rates ranging from 10% to 13.33% per annum and require monthly or quarterly interest payments through maturity. At December 31, 2017 and 2016, $12,500 and $25,000, respectively, of the convertible notes payable were in default.

During the years ended December 31, 2017 and 2016, an aggregate of $240,000 and $50,000 of convertible notes payable were converted into an aggregate of 192,000 and 40,000 shares, respectively, of the Company’s common stock at a conversion price of $1.25 per share.

On October 2, 2017, one of the convertible notes payable in the amount of $12,500 was repaid. This convertible promissory note payable was in default from May 18, 2017 (the maturity date) until it was fully repaid on October 2, 2017, thereby curing the default.

F-14

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

Convertible notes payable consisted of the following at December 31, 2017 and 2016:

	December 31,
	2017	2016
Note payable - originating May 18, 2016; quarterly payments required; bearing interest at 10%; maturity date of May 18, 2017 [A]	$—	$12,500
Note payable - originating October 1, 2015; monthly payments required; bearing interest at 13.33%; extended maturity date of February 1, 2018 [B]	600,000	600,000
Note payable - originating February 28, 2017; quarterly payments required; bearing interest at 12%; maturity date of February 28, 2018 [B]	60,000	—
Note payable - originating December 16, 2016; quarterly payments required; bearing interest at 10%; extended maturity date of March 19, 2018 [B]	12,500	12,500
Note payable - originating April 7, 2017; quarterly payments required; bearing interest at 12%; maturity date of April 7, 2018 [B]	150,000	—
Note payable - originating April 18, 2017; quarterly payments required; bearing interest at 10%; maturity date of April 18, 2018	100,000	—
Note payable - originating April 20, 2016; quarterly payments required; bearing interest at 10%; extended maturity date of April 20, 2018 [D]	—	40,000
Note payable - originating April 26, 2016; quarterly payments required; bearing interest at 10%; extended maturity date of April 26, 2018	25,000	25,000
Note payable - originating May 2, 2016; quarterly payments required; bearing interest at 10%; extended maturity date of May 2, 2018	12,500	12,500
Note payable - originating August 26, 2015; quarterly payments required; bearing interest at 13.33%; extended maturity date of May 26, 2018 [C]	12,500	12,500
Note payable - originating June 10, 2016; quarterly payments required; bearing interest at 10%; extended maturity date of June 10, 2018	12,500	12,500
Note payable - originating July 18, 2017; quarterly payments required; bearing interest at 12%; maturity date of July 18, 2018	75,000	—
Note payable - originating April 27, 2016; quarterly payments required; bearing interest at 10%; maturity date of July 27, 2018	25,000	25,000
Note payable - originating September 22, 2017; quarterly payments required; bearing interest at 10%; maturity date of September 21, 2018	20,000	—
Note payable - originating October 1, 2017; quarterly payments required; bearing interest at 12%; maturity date of September 26, 2018	100,000	—
Note payable - originating September 28, 2017; quarterly payments required; bearing interest at 12%; maturity date of September 28, 2018	100,000	—
Note payable - originating August 28, 2015; quarterly payments required; bearing interest at 13.33%; extended maturity date of November 28, 2018	100,000	100,000
Note payable - originating December 15, 2017; quarterly payments required; bearing interest at 10%; maturity date of December 15, 2018	25,000	—
Total	1,430,000	852,500
Less: Current maturities	(1,430,000)	(127,500)
Amount due after one year	$—	$725,000

[A] - in default until repaid on October 2, 2017.
[B] - subsequent to December 31, 2017, note extended for an additional 12 months.
[C] - in default from August 26, 2016 to February 26, 2018, at which time interest payments were made current.
[D] - converted into common shares during 2017.

F-15

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

During the years ended December 31, 2017 and 2016, interest expense of $157,539 and $113,000, respectively, was recognized on outstanding convertible notes payable. As of December 31, 2017 and 2016, accrued interest payable was $20,928 and $8,292, respectively, which is included in accrued expenses and other current liabilities on the accompanying balance sheet.

 NOTE 6        SHAREHOLDERS’ DEFICIT

Authorized Shares

On July 7, 2016, the Company amended its articles of incorporation whereby it increased its authorized capital from 10,000,000 shares of common stock to 51,000,000 shares, of which (i) 50,000,000 shares were designated common stock having a par value of $0.001 per share and (ii) 1,000,000 shares were designated preferred stock having a par value of $0.001 per share. Each issued and outstanding share of common stock is entitled to one vote per share on shareholder matters.

Preferred Stock

On July 11, 2016, the Company designated all 1,000,000 authorized shares of preferred stock as Series A Preferred Stock. Each issued and outstanding share of Series A Preferred Stock is entitled to fifty votes per share on shareholder matters. The Company shall not take certain actions including amendment, merger, consolidation or otherwise without written consent of 100% of the holders of the Series A Preferred Stock. The Company shall redeem all 1,000,000 shares of Series A Preferred Stock in whole, but not in part, at the option of the holder for $5,000.

In July 2016, the Company issued 1,000,000 shares of Series A Preferred Stock to the Company’s Chief Executive Officer in exchange for services rendered. Accordingly, during the year ended December 31, 2016, the Company recognized $5,000 of share-based compensation in the statement of operations.

Additional Paid-In Capital

On December 7, 2017, the Company entered employment agreements with its four officers whereby the Company agreed to issue an aggregate of 32,500 common shares, which vest on the one-year date of the employment agreements, subject to continued employment on each applicable vesting date.  Effective March 5, 2018, the Company’s then Chief Financial Officer was no longer employed by the Company and, accordingly, he forfeited the right to 7,500 common shares that would have vested on the anniversary date of his employment. The aggregate grant date value of the remaining 25,000 shares (for the other three officers) of $31,250 will be recognized ratably over the vesting period. Accordingly, during the year ended December 31, 2017, the Company recognized $2,055 of share-based compensation with a corresponding increase in additional paid-in capital.

Treasury Stock

During the years ended December 31, 2017 and 2016, the Company’s Chief Executive Officer contributed an aggregate of 655,500 and 800,000 common shares, respectively, to the Company. Accordingly, the Company recognized $766,663 and $1,000,000, respectively, of treasury stock with a corresponding increase in additional paid-in capital.

During the years ended December 31, 2017 and 2016, the Company sold an aggregate of 539,500 and 1,019,044 treasury shares in exchange for aggregate proceeds of $674,375 and $1,173,805, respectively.

During the years ended December 31, 2017 and 2016, an aggregate of $240,000 and $50,000 of convertible notes payable were converted into an aggregate of 192,000 and 40,000 shares, respectively, of the Company’s common stock at a conversion price of $1.25 per share. These shares were issued from treasury stock.

In January 2017, 210,000 treasury shares were issued to settle the $200,000 liability for stock to be issued that existed at December 31, 2016.

F-16

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 INCOME TAXES

The Company follows ASC 740-10 “Income Taxes” which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act makes broad and complex changes to the Internal Revenue Code. The Tax Act is generally applicable for tax years beginning after December 31, 2017, but certain provisions of the Tax Act have an impact upon the Company’s financial statements for 2017, such as the reduction of the U.S. federal corporate tax rate from 35% to 21%.

The Securities and Exchange Commission issued Staff Accounting Bulletin 118 to address uncertainty regarding the application of ASC 740 to the income tax effects of the Tax Cuts and Jobs Act, signed into law on December 22, 2017. The bulletin provides a measurement period (not to exceed one year from the Tax Act enactment date) for companies to complete the accounting under ASC 740. To the extent that a company’s accounting for certain income tax effects is incomplete, but is it able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act. The Company was able to make reasonable estimates of certain effects and, therefore, recorded provisional adjustments as follows:

Reduction in the Federal Corporate Income Tax Rate: The Tax Act reduces the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. The change in tax rate requires a revaluation of the end of year deferred tax assets and liabilities of the Company. For these deferred tax assets, we recorded a decrease of approximately $695,600 with a corresponding adjustment to the deferred income tax expense of approximately $695,600.

The components of income tax expense (benefit) are as follows:

For the Years Ended
December 31,
	2017	2016
Current:
Federal	$—	$—
State	—	—

Deferred:
Federal	—	—
State	—	—
	—	—
Change in valuation allowance	—	—
Income tax provision (benefit)	$—	$—

F-17

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

The deferred tax expense (benefit) is the change in the deferred tax assets and liabilities representing the tax consequences of changes in the amounts of temporary differences, net operating loss carryforwards and changes in tax rates during the year. The Company’s deferred tax assets and liabilities are comprised of the following:

	December 31,
	2017	2016
Deferred tax assets:
Net operating losses	$1,435,127	$1,592,240
Software development costs	4,716	—
Share-based compensation	520	—
Total deferred tax assets	1,440,363	1,592,240

Deferred tax liabilities:
Property and equipment	(4,972)	(9,145)
Software development costs	—	(4,851)
Total deferred tax liabilities	(4,972)	(13,996)

Valuation allowance	(1,435,391)	(1,578,244)

Net deferred tax assets	$—	$—

As of December 31, 2017 and 2016, the Company has no unrecognized income tax benefits. At December 31, 2017, the Company had available total net operating loss carryforwards for U.S. federal and state income tax purposes of approximately $5,662,000 and $4,340,000, respectively, expiring through 2037, resulting in deferred tax assets in respect of U.S. federal and state income taxes of approximately $1,435,000 and $1,592,000, respectively.

As of December 31, 2017, as part of its periodic evaluation of the necessity to maintain a valuation allowance against its deferred tax assets, and after consideration of all factors, both positive and negative (including, among others, projections of future taxable income, current year net operating loss carryforward utilization and the extent of the Company’s cumulative losses in recent years), the Company determined that, on a more likely than not basis, it would not be able to use its remaining deferred tax assets. Accordingly, the Company has determined to maintain a full valuation allowance against its net deferred tax assets. As of December 31, 2017 and 2016, the valuation allowances were approximately $1,435,000 and $1,592,000, respectively. In the future, the utilization of the Company's net operating loss carryforwards may be subject to certain change of control limitations. If the Company determines in a future reporting period that it will be able to use some or all of its deferred tax assets, the adjustment to reduce or eliminate the valuation allowance would reduce its tax expense and increase after-tax income. Changes in deferred tax assets and valuation allowance are reflected in the “Provision for income taxes” line item of the Company’s statements of operations.

The significant elements contributing to the difference between the United States federal statutory tax rate and the Company’s effective tax rate are as follows:

	For the Years Ended
	December 31,
	2017	2016
US federal statutory rate	35.0%	35.0%
State tax rate, net of federal benefit	2.8%	2.8%
Effect of tax rate change	57.0%	0.0%
Permanent difference:
Share-based compensation	0.2%	0.0%
Change in valuation allowance	(95.0%)	(37.8%)

Income tax provision (benefit)	0.0%	0.0%

F-18

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

 As of December 31, 2017 and 2016, the Company has not accrued any interest and penalties related to uncertain tax positions. It is the Company’s policy to recognize interest and/or penalties, if any, related to income tax matters in income tax expense in the statements of operations. For the periods presented in the accompanying statements of operations, no material income tax related interest or penalties were assessed or recorded. All years prior to the year ended December 31, 2014 are closed to federal and state examination.

NOTE 8        COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office space for its corporate headquarters in Hallandale Beach, Florida under a one-year agreement expiring May 31, 2018. The operating lease requires monthly rent payments of $3,115, which includes sales tax and common area maintenance costs.

Rent expense for the years ended December 31, 2017 and 2016 amounted to $36,995 and $35,466, respectively, and is included as a component of general and administrative expense in the accompanying statements of operations.

NOTE 9 CONCENTRATIONS

Concentration of Revenues

For the year ended December 31, 2017, the Company had one significant customer that accounted for 26.6% of total revenues.

NOTE 10        RELATED PARTY TRANSACTIONS

Consulting Arrangement

During the years ended December 31, 2017 and 2016, the Company utilized the services of Harmar Consulting, Inc., an entity owned by the father of the Company’s Chief Executive Officer, on an as needed basis. During the years ended December 31, 2017 and 2016, the Company paid to Harmar Consulting, Inc. $11,230 and $25,000, respectively, for services rendered. As of December 31, 2017 and 2016, there was no balance due to Harmar Consulting, Inc.

Loans from Officer

During the years ended December 31, 2017 and 2016, the Company borrowed $0 and $73,000 from its Chief Executive Officer and repaid $40,000 and $37,750, respectively, of amounts previously borrowed. The loans were non-interest bearing and due on demand. As of December 31, 2017 and 2016, the amount due to the Chief Executive Officer was $0 and $40,000, respectively, and is included in current liabilities in the accompanying balance sheets.

NOTE 11        LEGAL PROCEEDINGS

From time to time, the Company may become a party to other legal actions or proceedings in the ordinary course of its business. As of December 31, 2017, there were no such actions or proceedings, either individually or in the aggregate, that, if decided adversely to the Company’s interests, the Company believes would be material to its business.

F-19

FRAUD PROTECTION NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 12        SUBSEQUENT EVENTS

On February 5, 2018, the Company issued a one-year convertible promissory note in exchange for cash proceeds of $150,000. The note is convertible into shares of the Company’s common stock at any time from the date of issuance through the maturity date of February 5, 2019 at the option of the holder at a fixed conversion price of $1.25 per share. The note bears interest at the rate of 10% per annum and requires quarterly interest payments through maturity.

Effective March 6, 2018, the Company appointed David Hexter as Chief Financial Officer. In connection with his appointment, the Company entered into a three-year Employment Agreement with Mr. Hexter. In accordance with the Employment Agreement, from March 6, 2018 until February 28, 2019 (Year One), Mr. Hexter will be paid a base salary at a rate of $180,000 per year and thereafter will be paid $200,000 per year in Year Two and $220,000 per year in Year Three.  During Year One, the Executive shall receive in lieu of $100,000 of the Year One Base Salary 200,000 seven-year stock options (exercisable at $1.25 per share), which vest in twelve equal monthly increments on the last calendar day of each month with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date.  The Executive shall receive the remaining $80,000 of the Year One Base Salary in the form of cash compensation. During Year Two or Year Three, if in any month the Company had gross monthly revenues of less than $416,667 ($5,000,000 on an annual basis) during the preceding calendar month (“Revenue Minimum”), then the Executive’s monthly cash compensation shall be reduced to $10,417 ($125,000 on an annual basis) or $18,333 ($150,000 on an annual basis) and the remaining monthly portion of Year Two or Year Three Base Salary, respectively, shall be compensated in the form of 12,500 seven-year stock options exercisable at the closing price of the Company’s common stock on its principal trading market on the last trading day of that month (“FMV”). If the Company exceeds the Revenue Minimum for any calendar month in Year Two or Year Three, the Executive shall receive the entire monthly portion of the Year Two or Year Three Base Salary, respectively, in cash compensation. Additionally, Mr. Hexter was granted 300,000 seven-year stock options (exercisable at $1.25 per share), which vest in thirty-six equal monthly increments with the first vesting date being March 31, 2018, subject to continued employment on each applicable vesting date.

During April 2018, the Company issued five two-year convertible promissory notes in exchange for aggregate cash proceeds of $500,000. The notes are convertible into shares of the Company’s common stock at any time from the date of issuance through the maturity date in April 2020 at the option of the holder at a fixed conversion price of $1.25 per share. The notes bear interest at the rate of 10% per annum and require quarterly interest payments through maturity. As an inducement to enter into the convertible promissory notes payable agreements, the holders were issued 5-year warrants to purchase an aggregate of 125,000 shares of the Company’s common stock at an exercise price of $2.50 per share expiring in April 2023. The fair value of the warrants and associated beneficial conversion right shall be treated as a discount to the face value of the promissory notes and amortized to interest expense over the original term of the convertible promissory notes payable.

F-20

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale on the dates indicated.

 Fraud Protection Network, Inc.

Date: April 16, 2018

By: /s/ Edward Margolin

Edward Margolin

Chief Executive Officer, Principal Executive Officer, President and Director

Date: April 16, 2018

By: /s/ David Hexter

Chief Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates indicated.

Name

By: /s/ Edward Margolin

Chief Executive Officer, President, Principal Executive Officer, and Director

Date: April 16, 2018

By: /s/ David Hexter

Chief Financial Officer and Principal Accounting Officer

Date: April 16, 2018

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